                                 EXECUTION COPY


                    STRUCTURED ASSET SECURITIES CORPORATION,

                                  as Depositor,

                           AURORA LOAN SERVICES INC.,

                               as Master Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           as Securities Administrator

                                       and

                            HSBC Bank USA, as Trustee



                           ___________________________

                                 TRUST AGREEMENT

                             Dated as of May 1, 2004
                           ___________________________



                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2004-7


                                Table of Contents
                                                                                                      Page

Section 1.01. Definitions...............................................................................4

Section 1.02. Calculations Respecting Mortgage Loans...................................................32

Section 1.03. Calculations Respecting Accrued Interest.................................................32

Section 1.04. Rights of NIMS Insurer...................................................................32

Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.....................33

Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund..............36

Section 2.03. Representations and Warranties of the Depositor..........................................38

Section 2.04. Discovery of Breach......................................................................40

Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans...................................41

Section 2.06. Grant Clause.............................................................................42

Section 3.01. The Certificates.........................................................................43

Section 3.02. Registration.............................................................................43

Section 3.03. Transfer and Exchange of Certificates....................................................44

Section 3.04. Cancellation of Certificates.............................................................47

Section 3.05. Replacement of Certificates..............................................................47

Section 3.06. Persons Deemed Owners....................................................................48

Section 3.07. Temporary Certificates...................................................................48

Section 3.08. Appointment of Paying Agent..............................................................48

Section 3.09. Book-Entry Certificates..................................................................49

Section 4.01. Collection Account.......................................................................50

Section 4.02. Application of Funds in the Collection Account...........................................52

Section 4.03. Reports to Certificateholders............................................................54

Section 4.04. Certificate Account......................................................................58

Section 5.01. Distributions Generally..................................................................59

Section 5.02. Distributions from the Certificate Account...............................................60

Section 5.03. Allocation of Losses.....................................................................66

Section 5.04. Advances by Master Servicer, Servicer and Trustee........................................66

Section 5.05. Compensating Interest Payments...........................................................67

Section 5.06. Basis Risk Reserve Fund..................................................................67


                                      i

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
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                                Table of Contents
                                                                                                      Page

Section 6.01. Duties of Trustee and Securities Administrator...........................................68

Section 6.02. Certain Matters Affecting the Trustee....................................................71

Section 6.03. Trustee Not Liable for Certificates......................................................73

Section 6.04. Trustee May Own Certificates.............................................................73

Section 6.05. Eligibility Requirements for Trustee and Securities Administration.......................73

Section 6.06. Resignation and Removal of Trustee.......................................................73

Section 6.07. Successor Trustee........................................................................75

Section 6.08. Merger or Consolidation of Trustee.......................................................76

Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.................................76

Section 6.10. Authenticating Agents....................................................................77

Section 6.11. Indemnification of Trustee...............................................................78

Section 6.12. Fees and Expenses of Trustee and Custodian...............................................79

Section 6.13. Collection of Monies.....................................................................79

Section 6.14. Events of Default; Securities Administrator To Act; Appointment of Successor.............80

Section 6.15. Additional Remedies of Trustee Upon Event of Default.....................................85

Section 6.16. Waiver of Defaults.......................................................................85

Section 6.17. Notification to Holders..................................................................85

Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default...........85

Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event of Default............86

Section 6.20 Preparation of Tax Returns and Other Reports..............................................86

Section 7.01. Termination of Trust Fund Upon Repurchase or Liquidation of All Mortgage Loans...........87

Section 7.02. Procedure Upon Termination of Trust Fund.................................................88

Section 7.03. Additional Requirements Under REMIC Provisions...........................................89

Section 7.04. Optional Purchase Right of NIMS Insurer..................................................90

Section 8.01. Limitation on Rights of Holders..........................................................90

Section 8.02. Access to List of Holders................................................................91

Section 8.03. Acts of Holders of Certificates..........................................................92

Section 9.01. Duties of the Master Servicer............................................................93

Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance
                 Policy................................................................................93

Section 9.03. Master Servicer's Financial Statements and Related Information...........................94

                                       ii

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

                                Table of Contents
                                                                                                      Page


Section 9.04. Power to Act; Procedures.................................................................94

Section 9.05. Servicing Agreements Between the Master Servicer and Servicers; Enforcement of
                 Servicers' Obligations................................................................96

Section 9.06. Collection of Taxes, Assessments and Similar Items.......................................97

Section 9.07. Termination of Servicing Agreements; Successor Servicers.................................98

Section 9.08. Master Servicer Liable for Enforcement...................................................98

Section 9.09. No Contractual Relationship Between Any Servicer and Trustee or Depositor................99

Section 9.10 Assumption of Servicing Agreement by Trustee..............................................99

Section 9.11 Due-on-Sale Clauses; Assumption Agreements...............................................100

Section 9.12 Release of Mortgage Files................................................................100

Section 9.13. Documents, Records and Funds in Possession of Master Servicer to be Held for
                 Trustee..............................................................................101

Section 9.14. Representations and Warranties of the Master Servicer...................................103

Section 9.15. Closing Certificate and Opinion.........................................................105

Section 9.16. Standard Hazard and Flood Insurance Policies............................................105

Section 9.17. Presentment of Claims and Collection of Proceeds........................................106

Section 9.18. Maintenance of the Primary Mortgage Insurance Policies..................................106

Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents................107

Section 9.20. Realization Upon Defaulted Mortgage Loans...............................................107

Section 9.21. Compensation to the Master Servicer.....................................................108

Section 9.22. REO Property............................................................................108

Section 9.23. [Reserved]..............................................................................109

Section 9.24. Reports to the Trustee..................................................................109

Section 9.25. Annual Officer's Certificate as to Compliance...........................................110

Section 9.26. Annual Independent Accountants' Servicing Report........................................110

Section 9.27. Merger or Consolidation.................................................................111

Section 9.28. Resignation of Master Servicer..........................................................111

Section 9.29. Assignment or Delegation of Duties by the Master Servicer...............................112

Section 9.30. Limitation on Liability of the Master Servicer and Others...............................112

Section 9.31. Indemnification; Third-Party Claims.....................................................113

Section 9.32. Special Servicing of Delinquent Mortgage Loans..........................................113



                                       iii

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

                                Table of Contents
                                                                                                      Page


Section 9.33. Alternative Index.......................................................................113

Section 10.01. REMIC Administration...................................................................114

Section 10.02. Prohibited Transactions and Activities.................................................117

Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.................118

Section 10.04. REO Property...........................................................................118

Section 11.01. Binding Nature of Agreement; Assignment................................................119

Section 11.02. Entire Agreement.......................................................................119

Section 11.03. Amendment..............................................................................120

Section 11.04. Voting Rights..........................................................................121

Section 11.05. Provision of Information...............................................................121

Section 11.06. Governing Law..........................................................................122

Section 11.07. Notices................................................................................122

Section 11.08. Severability of Provisions.............................................................122

Section 11.09. Indulgences; No Waivers................................................................122

Section 11.10. Headings Not To Affect Interpretation..................................................123

Section 11.11. Benefits of Agreement..................................................................123

Section 11.12. Special Notices to the Rating Agencies and any NIMS Insurer............................123

Section 11.13. Conflicts..............................................................................124

Section 11.14. Counterparts...........................................................................124

Section 11.15. Transfer of Servicing..................................................................124

                                       iv

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



                                   ATTACHMENTS

Exhibit A          Forms of Certificates
Exhibit B-1        Form of Initial Certification
Exhibit B-2        Form of Interim Certification
Exhibit B-3        Form of Final Certification
Exhibit B-4        Form of Endorsement
Exhibit C          Request for Release of Documents and Receipt
Exhibit D-l        Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2        Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E          Servicing Agreements
Exhibit F          Form of Rule 144A Transfer Certificate
Exhibit G          Form of Purchaser's Letter for Institutional Accredited Investors
Exhibit H          Form of ERISA Transfer Affidavit
Exhibit I          Monthly Remittance Advice
Exhibit J          Monthly Electronic Data Transmission
Exhibit K          Custodial Agreement
Exhibit L-1        [RESERVED]
Exhibit L-2        [RESERVED]
Exhibit M          Form of Certification to be Provided to the Depositor and
                   the Master Servicer by the Trustee
Exhibit N          Form of Cap Agreement

Schedule A         Mortgage Loan Schedule
Schedule B         Employee Mortgage Loan Schedule

                                       v


         This TRUST AGREEMENT, dated as of May 1, 2004 (the "Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as securities administrator (the "Securities Administrator"), HSBC BANK USA, a New York state banking corporation, as Trustee (the "Trustee"), and AURORA LOAN SERVICES INC., as master servicer (the "Master Servicer").

                              PRELIMINARY STATEMENT

         The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Sale Agreement and by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, any NIMS Insurer. The Depositor, the Trustee, the Master Servicer and the Securities Administrator are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         As provided herein, the Trustee shall elect that the Trust Fund (other than the rights under the Cap Agreement, the Cap Agreement Account and the Basis Risk Reserve Fund) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1" and "REMIC 2"; REMIC 2 also being referred to as the "Upper Tier REMIC"). Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. In addition, each Certificate, other than the Class R, Class X and Class P Certificates, represents the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls. The Class R Certificate represents ownership of the sole Class of residual interest in each of REMIC 1 and the Upper Tier REMIC for purposes of the REMIC Provisions.

         The Upper Tier REMIC shall hold as its assets the several Classes of uncertificated REMIC 1 Regular Interests and each such REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests, the Cap Agreement, the Cap Agreement Account and the Basis Risk Reserve Fund.

         The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

         REMIC 1

         REMIC 1 shall issue the following interests, with the related Class designations, interest rates, and initial principal amounts.

     REMIC 1 LOWER                   REMIC 1 LOWER            INITIAL CLASS
TIER CLASS DESIGNATION            TIER INTEREST RATE        PRINCIPAL AMOUNT
----------------------            ------------------        ----------------

Class LT-A1                                (1)                 $65,000,000.00
Class LT-A2A                               (1)                 $47,547,000.00
Class LT-A2B                               (1)                  $1,500,000.00
Class LT-A3                                (1)                 $19,048,000.00
Class LT-A4                                (1)                  $3,416,000.00
Class LT-M1                                (1)                  $3,345,000.00
Class LT-M2                                (1)                  $2,135,000.00
Class LT-P                                 (2)                         $50.00
Class LT-X                                 (1)                $142,704,425.62
Class LT-R                                 (3)                               (3)

--------------------------------------------------------------------------------

(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for this interest in REMIC 1 is a per annum rate equal to the Net Funds Cap for such Distribution Date.

(2)  The Class LT-P Interest does not have an interest rate.

(3) The Class LT-R Interest is the sole Class of residual interest in REMIC 1. It does not have an interest rate or a principal balance.

         REMIC 2

         The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.


    CLASS           CERTIFICATE        INITIAL CLASS             MINIMUM
 DESIGNATION       INTEREST RATE     PRINCIPAL AMOUNT         DENOMINATIONS
 -----------       -------------     ----------------         -------------
Class A1                (1)           $130,000,000.00          $    25,000
Class A2-A              (2)            $95,094,000.00          $    25,000
Class A2-B              (3)             $3,000,000.00          $    25,000
Class A3                (4)            $38,096,000.00          $    25,000
Class A4                (5)             $6,832,000.00          $    25,000
Class M1                (6)             $6,690,000.00          $   100,000
Class M2                (7)             $4,270,000.00          $   100,000
Class X                 (8)               $713,375.62                     (11)
Class P                 (9)                   $100.00                     (11)
Class R                 (10)                         (10)                 (11)

--------------------------------------------------------------------------------

(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.27% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Certificates will be LIBOR plus 0.405%.

(2) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2-A Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.20% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2-A Certificates will be LIBOR plus 0.300%.

(3) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2-B Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.40% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2-B Certificates will be LIBOR plus 0.600%.

(4) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.49% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A3 Certificates will be LIBOR plus 0.735%.

(5) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.53% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A4 Certificates will be LIBOR plus 0.795%.

(6) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.60% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 0.900%.

(7) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.25% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus 1.875%.

(8) For each Distribution Date, the Class X Certificate shall be entitled to the Class X Current Interest. Unpaid interest on the Class X Certificates shall not itself bear interest.

(9) The Class P Certificates shall not bear interest but shall have an initial Class Principal Amount of $100.00. Prepayment Penalty Amounts paid with respect to the Mortgage Loans shall be paid to the Holders of the Class P Certificates as provided in Section 5.02(e).

(10) The Class R Certificate shall not bear interest and shall not have a principal amount. The Class R Certificate represents ownership of the residual interest in each of REMIC 1 and the Upper Tier REMIC.

(11) The Class P, Class X and Class R Certificates shall each be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $284,695,475.62.

         In consideration of the mutual agreements herein contained, the Depositor, the Securities Administrator, the Master Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions: The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         A4 Principal Distribution Amount: With respect to any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class A2-A, Class A2-B and Class A3 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class A4 Certificates immediately prior to such Distribution Date exceeds (y) the A4 Target Amount.

         A4 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 91.80% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) 0.25% of the Cut-off Date Balance.

         Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor Master Servicer) or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

         Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accrual Period: With respect to any Distribution Date and any Class of Certificates other than the Class R and Class P Certificates, the period beginning on the Distribution Date in the calendar month immediately preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on May 28, 2004) and ending on the day immediately preceding the related Distribution Date.

         Act:  As defined in Section 3.03(c).

         Additional Collateral:  None.

         Advance: An advance of the aggregate of payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and the related Servicer (or by the Securities Administrator solely in its capacity as successor Master Servicer in accordance with Section 6.14) pursuant to Section 5.04.

         Adverse REMIC Event: An adverse effect on the status of any REMIC as a REMIC under the Code or the imposition of any tax on any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such Distribution Date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments and supplements hereto.

         Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

         Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates (other than the Class X Certificates) after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Pool Balance for such Distribution Date.

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall be responsible for determining whether any such assignment is in recordable form.

         Aurora:  Aurora Loan Services Inc., or its successors in interest.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

         Authorized Officer:  Not applicable.

         Balloon Mortgage Loan:  Not applicable.

         Balloon Payment:  Not applicable.

         Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

         Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

         Basis Risk Payment: With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date with respect to the Class A1, Class A-2A, Class A-2B, Class A3, Class A4, Class M1 and Class M2 Certificates and (ii) any Unpaid Basis Risk Shortfalls remaining unpaid from previous Distribution Dates with respect to the Class A1, Class A-2A, Class A-2B, Class A3, Class A4, Class M1 and Class M2 Certificates, less any amounts received on such Distribution Date under the Cap Agreement. The amount of the Basis Risk Payment for any Distribution Date, however, cannot exceed the amount of Monthly Excess Cashflow that would be distributable to the Class X Certificate pursuant to Section 5.02(d)(viii) hereof on such Distribution Date (as determined under the definition of "Class X Distributable Amount" without regard to the Basis Risk Payment for such Distribution Date).

         Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs.

         Basis Risk Shortfall: With respect to any Distribution Date and any of the Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1 and Class M2 Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Net Funds Cap for such date but subject to a cap equal to the Maximum Interest Rate, exceeds the amount of interest calculated at the Net Funds Cap.

         Benefit Plan Opinion:  Not applicable.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry
Certificates: the Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1 and Class M2 Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Colorado, Minnesota, Maryland, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in the applicable Servicing Agreement, are authorized or obligated by law or executive order to be closed.

         Cap Agreement: The Interest Rate Cap Agreement dated as of May 28, 2004, entered into between the Trustee on behalf of the Trust Fund (for the benefit of Certificateholders) and the Cap Provider, which agreement provides for the monthly payment, commencing on the Distribution Date in June 2004 and terminating on the Distribution Date in April 2005, by the Cap Provider specified therein, but subject to the conditions set forth therein, together with the confirmation and schedules relating thereto, in the form of Exhibit N hereto. The Notional Amount of the Cap Agreement for each related Cap Payment Date is as follows:


CAP PAYMENT DATE                                          NOTIONAL AMOUNT ($)
----------------                                          -------------------

June 24, 2004...................................              283,982,000
July 24, 2004...................................              276,584,057
August 24, 2004.................................              269,378,249
September 24, 2004..............................              262,359,380
October 24, 2004................................              255,522,981
November 24, 2004...............................              248,864,002
December 24, 2004...............................              242,377,979
January 24, 2005................................              236,060,422
February 24, 2005...............................              229,906,958
March 24, 2005..................................              223,913,326
April 24, 2005 and thereafter...................                   0

         Cap Agreement Account: The account described in Section 5.02(f) hereof.

         Cap Provider:  Lehman Brothers Special Financing Inc.

         Carryforward Interest: With respect to any Distribution Date and each Class of Certificates (other than the Class P, Class X and Class R Certificates), the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

         Certificate: Any one of the certificates signed by the Trustee and countersigned by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

         Certificate Account: The account maintained by the Securities Administrator in accordance with the provisions of Section 4.04.

         Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         Certificate Principal Amount: With respect to any Certificate (other than the Class R and Class X Certificates), the initial Certificate Principal Amount thereof on the Closing Date, less (i) the amount of all principal distributions previously distributed with respect to such Certificate and, (ii) in the case of the Subordinate Certificates, any Applied Loss Amount previously allocated to such Certificate; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Class of Subordinate Certificate or any Subordinated Senior Certificate whose Certificate Principal Amount has previously been reduced by application of Applied Loss Amounts will be increased, in order of seniority, by an amount equal to the lesser of (i) any Deferred Amount for each such Class immediately prior to such Distribution Date and (ii) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application (for this purpose) to any more senior Classes of Certificates. The Class R Certificates are issued without Certificate Principal Amounts.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder:  The meaning provided in the definition of "Holder."

         Civil Relief Act: The Servicemembers Civil Relief Act or any similar state or local statute.

         Class: All Certificates and, in the case of REMIC 1, all Lower Tier Interests, bearing the same class designation.

         Class Principal Amount: With respect to each Class of Certificates other than the Class R Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to the Class R Certificates, zero.

         Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT1-R Interest and the residual interest in the Upper Tier REMIC.

         Class X Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period on the Class X Notional Balance at the Class X Interest Rate.

         Class X Distributable Amount: On any Distribution Date, the excess of
(i) the sum of (x) $713,375.62 and (y) the aggregate Class X Current Interest for such Distribution Date and all prior Distribution Dates over (ii) the sum of
(x) the aggregate Basis Risk Payment for such Distribution Date and all prior Distribution Dates and (y) all prior Distributions to the Class X Certificate under Section 5.02(d)(viii) hereof.

         Class X Interest Rate: For any Distribution Date, the excess of (i) the weighted average of the interest rates on the REMIC 1 Regular Interests over
(ii) two times the weighted average of the interest rates on the REMIC 1 Regular Interests (treating for purposes of this clause (ii) the interest rate on each of the REMIC 1 Marker Classes as being capped at the interest rate of the Corresponding Class of Certificates and treating the Class LT-X Interest as capped at zero). The average described in the preceding sentence shall be weighted on the basis of the respective principal balances of the REMIC 1 Regular Interests immediately prior to such Distribution Date.

         Class X Notional Balance: With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the Class LT-A1, Class LT-A2-A, Class LT-A2-B, Class LT-A3, Class LT-A4, Class LT-M1, Class LT-M2, Class LT-P and Class LT-X Interests in REMIC 1 immediately prior to such Distribution Date.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Clearstream: Clearstream Banking, societe anonyme, and any successor thereto.

         Closing Date:  May 28, 2004.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

         Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date. The Master Servicer shall not be responsible for making any Compensating Interest Payment.

         Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

         Conventional Loan Documents:  None.

         Cooperative Loan:  None.

         Cooperative Shares:  None.

         Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee located at 452 Fifth Avenue, New York, New York 10018, Attention: SARM 2004-7, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee. With respect to the Securities Administrator for purposes of presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: SARM 2004-7.

         Corresponding Class of Certificates: With respect to the Class LT-A1 Interest, the Class A1 Certificates. With respect to the Class LT-A2A Interest, the Class A2-A Certificates. With respect to the Class LT-A2B Interest, the Class A2-B Certificates. With respect to the Class LT-A3 Interest, the Class A3 Certificates. With respect to the Class LT-A4 Interest, the Class A4 Certificates. With respect to the Class LT-M1 Interest, the Class M1 Certificates. With respect to the Class LT-M2 Interest, the Class M2 Certificates. With respect to the Class LT-P Interest, the Class P Certificates.

         Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event shall have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance exceeds the applicable percentages described below with respect to such Distribution Date:

                    Distribution Date                                        Loss Percentage
                    -----------------                                        ---------------
         June 2007 to May 2008...................     1.25% for the first month, plus an additional 1/12 of 0.25%
                                                      for each month thereafter
         June 2008 to May 2009...................     1.50% for the first month, plus an additional 1/12 of 0.25%
                                                      for each month thereafter
         June 2009 to May 2010...................     1.75% for the first month, plus an additional 1/12 of 0.10%
                                                      for each month thereafter
         June 2010 and thereafter................     1.85%


         Current Interest: With respect to each Class of Certificates (other than the Class P, Class X and Class R Certificates) and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date.

         Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

         Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are LaSalle Bank National Association and U.S. Bank National Association.

         Cut-off Date:  May 1, 2004.

         Cut-off Date Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Pool Balance as of the Cut-off Date.

         Deferred Amount: With respect to any Distribution Date and each Certificate, the aggregate of Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less any amounts previously reimbursed in respect thereof.

         Deficient Valuation:  Not applicable.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form, which initially includes the Class P, Class X and Class R Certificates.

         Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

         Delinquency Event: A Delinquency Event shall have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 75.00% of the Senior Enhancement Percentage for such Distribution Date.

         Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

         Delinquent: For reporting purposes, a Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

         Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

         Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

         Disqualified Organization: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

         Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2004.

         Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the applicable Servicer or the Trustee has accepted a deed in lieu of foreclosure.

         Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

         Eligible Investments: Any one or more of the following obligations or securities:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

            (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

            (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

            (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in one of its highest short-term rating category;

            (vi)    a Qualified GIC;

            (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

            (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Securities Administrator or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect then current rating assigned by each Rating Agency of any of the Certificates or the NIM Securities. Such investments in this subsection
                    (viii) may include money market mutual funds or common trust funds, including any fund for which HSBC Bank, USA (the "Bank") in its capacity other than as Trustee, the Trustee, the Master Servicer, any NIMS Insurer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Master Servicer, any NIMS Insurer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Master Servicer, any NIMS Insurer, the Securities Administrator or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, and provided further that in order to be an Eligible Investment any such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-Restricted Certificate: Any Class P, Class X and Class R Certificate and any Certificate with a rating below the lowest applicable rating permitted under the Underwriter's Exemption.

         Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

         Escrow Account: Any account established and maintained by each Servicer pursuant to the related Servicing Agreement.

         Euroclear: Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Fidelity Bond: The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

         Final Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date in June 2034.

         Financial Intermediary:  Not applicable.

         Fitch:  Fitch, Inc., or any successor in interest.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Form 10-K Certification:  As defined in Section 6.20(c).

         Global Securities: The global certificates representing the Book-Entry Certificates.

         GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any Servicer, the Cap Provider or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee and any NIMS Insurer may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Securities Administrator, the applicable Servicer or the Cap Provider in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Securities Administrator, any Servicer or the Cap Provider.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

         Initial LIBOR Rate:  1.10%.

         Initial Purchase Date: The Distribution Date following the month in which the Pool Balance is less than 10.00% of the Cut-off Date Balance.

         Insurance Policy: Any Primary Mortgage Insurance Policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

         Interest Remittance Amount: With respect to any Distribution Date, (a) the sum of (i) all interest collected (other than Payaheads and Prepayment Penalty Amounts) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicers, the Master Servicer or the Securities Administrator (solely in its capacity as successor Master Servicer), minus (x) the Servicing Fee and the Securities Administrator Fee with respect to such Mortgage Loans and (y) previously unreimbursed Advances due to the Servicers, the Master Servicer or the Securities Administrator (solely acting in its capacity as Master Servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances, (ii) any amounts actually paid by the Servicers with respect to Prepayment Interest Shortfalls and any Compensating Interest Payments with respect to the related Prepayment Period, (iii) the portion of any Purchase Price or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (iv) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, the Securities Administrator and each Servicer to the extent provided in this Agreement and the applicable Servicing Agreement.

         Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

         Latest Possible Maturity Date: The Distribution Date occurring in May 2034.

         Lehman Holdings:  Lehman Brothers Holdings Inc.

         LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the "Interest Settlement Rate" set by the British Bankers' Association (the "BBA") for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         (a) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters' "page LIBOR 01" or Bloomberg's page "BBAM". If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Trustee and any NIMS Insurer), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

         (b) The establishment of LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         LIBOR Certificate: Any Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1 and Class M2 Certificate.

         LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

         Lower Tier Interest:  Any of the REMIC 1 Interests.

         M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class A2-A, Class A2-B, Class A3 and Class A4 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds
(y) the M1 Target Amount.

         M1 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 96.50% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) 0.25% of the Cut-off Date Balance.

         M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which the sum of the Class A1, Class A2-A, Class A2-B, Class A3, Class A4 and Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount.

         M2 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of 99.50% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) 0.25% of the Cut-off Date Balance.

         Master Servicer: Aurora Loan Services Inc., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

         Master Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Master Servicing Fee Rate and the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Distribution Date solely from the interest portion of the Scheduled Payment or other payment or recovery with respect to such Mortgage Loan.

         Master Servicing Fee Rate: With respect to each Mortgage Loan (other than any Participation), 0.000% per annum.

         Material Defect:  As defined in Section 2.02(c) hereof.

         Maximum Interest Rate: The Maximum Interest Rate with respect to any Distribution Date will be an annual rate that would equal the Net Funds Cap if the Optimal Interest Remittance Amount were computed by reference to the maximum "lifetime" Mortgage Rates specified in the related Mortgage Notes for the Mortgage Loans over the sum of the Securities Administrator Fee and the Servicing Fee Rate.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

         Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (x) that portion, if any, of the Interest Remittance Amount for such date available for distribution pursuant to Section 5.02(b)(vi) of this Agreement,
(y) that portion, if any, of the Principal Remittance Amount for such date available for distribution pursuant to Section 5.02(c)(i)(E) or 5.02(c)(ii)(E) and (z) the Aggregate Overcollateralization Release Amount for such date.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

         Mortgage Loan Sale Agreement: The mortgage loan sale and assignment agreement dated as of May 1, 2004, for the sale of the Mortgage Loans by the Seller to the Depositor.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. The Mortgage Loan Schedule shall include, among other information agreed upon by the Depositor, the Master Servicer, the applicable Servicer and the Trustee, data fields specifying (i) the terms and method of calculation of any Prepayment Penalty Amount with respect each the Mortgage Loan, (ii) whether such Mortgage Loan is a Simple Interest Mortgage Loan and (iii) whether or not such Mortgage Loan is a MERS Mortgage Loan. The Depositor shall be responsible for providing the Trustee and the Master Servicer and the Securities Administrator with all amendments to the Mortgage Loan Schedule.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

         Mortgaged Property: The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Funds Cap: With respect to any Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Optimal Interest Remittance Amount for such date and (ii) 12, and the denominator of which is the Pool Balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator, of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

         Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the Securities Administrator Fee Rate and the Servicing Fee Rate for such Mortgage Loan.

         Net Prepayment Interest Shortfall: With respect to any Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid with respect to such shortfalls by the Servicers or the Master Servicer pursuant to the Servicing Agreements or this Agreement, respectively.

         NIMS Agreement: Any agreement pursuant to which the NIM Securities are issued.

         NIMS Insurer: Any insurer that is guaranteeing certain payments under the NIM Securities.

         NIM Securities: Any net interest margin securities issued by an owner trust or special purpose corporation, where the principal assets of such trust or special purpose corporation include the Class P and Class X Certificates and the payments received thereon, which principal assets back such securities.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Non-permitted Foreign Holder:  As defined in Section 3.03(f).

         Non-U.S. Person: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

         Offering Document: The Prospectus and any private placement memorandum relating to the Class P, Class X or Class R Certificates.

         Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee and any NIMS Insurer, and who may be in-house or outside counsel to the Depositor, the Master Servicer or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of each REMIC.

         Optimal Interest Remittance Amount: With respect to each Distribution Date, the product of (A)(x) the weighted average of the Net Mortgage Rates of the Mortgage Loans (based on their Scheduled Principal Balances as of the preceding Distribution Date (or in the case of the first Distribution Date, the Cut-off Date)) as of the first day of the related Collection Period divided by
(y) 12 and (B) the Pool Balance for the immediately preceding Distribution Date.

         Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1, Class M2 and Class P Certificates after giving effect to distributions on such Distribution Date.

         Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1, Class M2 and Class P Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

         Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

         Paying Agent:  Any paying agent appointed pursuant to Section 3.08.

         Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class P, Class X and Class R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class P, Class X and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Balance: As of any date of determination, the aggregate of the Scheduled Principal Balance of all the Mortgage Loans.

         Prepayment Interest Shortfall: With respect to any Distribution Date and (x) any Principal Prepayment in part and, with respect to those Mortgage Loans serviced by Servicers other than Aurora, any Principal Prepayment in full and (y) any Principal Prepayment in full with respect to those Mortgage Loans serviced by Aurora if received on or after the seventeenth day of the month immediately preceding the month of such Distribution Date but on or before the last day of the month immediately preceding the month of such Distribution Date, the difference between (i) one full month's interest at the applicable Mortgage Rate (after giving effect to any applicable Relief Act Reduction), as reduced by the applicable Servicing Fee Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

         Prepayment Penalty Amounts: With respect to any Distribution Date, all premiums or charges paid by the obligors under the related Mortgage Notes due to Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, if any.

         Prepayment Period: With respect to those Mortgage Loans serviced by Servicers other than Aurora, any Distribution Date and any Principal Prepayment, whether in part or in full (including any liquidation), the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Principal Prepayment in full (including any liquidation) with respect to those Mortgage Loans serviced by Aurora, the period from the seventeenth day of the month immediately preceding the month of such Distribution Date to the sixteenth day of the month of such Distribution Date. With respect to those Mortgage Loans serviced by Aurora, any Distribution Date and any Principal Prepayment in part, the calendar month immediately preceding the month in which such Distribution Date occurs.

         Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the borrower or the Seller on behalf of the Trust.

         Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

         Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the Principal Remittance Amount for such date minus the Aggregate Overcollateralization Release Amount, if any, for such Distribution Date.

         Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement.

         Principal Remittance Amount: With respect to any Distribution Date, (a) the sum of (i) all principal collected or advanced (other than Payaheads) in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period whether by a Servicer, the Master Servicer or the Securities Administrator, in its capacity as successor Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer (or the Securities Administrator solely in its capacity as successor Master Servicer) with respect to the related Mortgage Loans, to the extent allocable to principal) and any unreimbursed Servicing Advances, (ii) all Principal Prepayments in full or in part received during the related Prepayment Period, (iii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trust Fund by the Seller or, in the case of Distressed Mortgage Loans, purchased by any NIMS Insurer, during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan during the related Prepayment Period allocable to principal, and (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) to the extent not reimbursed from the Interest Remittance Amount other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, the Securities Administrator and each Servicer to the extent provided in this Agreement and the applicable Servicing Agreement; and to the extent the Interest Remittance Amount is less than amounts reimbursable to the Trustee pursuant to Section 4.04(b)(ii), any amounts reimbursable during the related Anniversary Year to the Trustee therefrom and not reimbursed from the Interest Remittance Amount, or otherwise.

         Proceeding:  Not applicable.

         Proprietary Lease:  None.

         Prospectus: The prospectus supplement dated May 26, 2004, together with the prospectus dated March 25, 2004, relating to the Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1 and Class M2 Certificates.

         Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of
(a) 100% of the unpaid principal balance of such Mortgage Loan; (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any applicable federal, state or local predatory- or abusive-lending law arising from or in connection with the origination of such Mortgage Loan; (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) the fair market value of any other property being purchased. The Master Servicer, each Servicer or the Securities Administrator shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer, such Servicer or the Securities Administrator under this Agreement or the Servicing Agreement, together with any accrued and unpaid compensation due to the Master Servicer, the Securities Administrator, any Servicer or the Trustee hereunder or thereunder.

         QIB:  As defined in Section 3.03(c).

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

            (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

            (ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

            (iii) provide that if at any time then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

            (iv) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder; and

            (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

         Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan, provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the applicable Master Servicing Fee and the applicable Servicing Fee from the date as to which interest was last paid through the end of the Due Period in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Collection Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan; (iii) has a remaining stated term to maturity not more than eighteen months longer than, and not more than eighteen months shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv) (A) has a Loan-to-Value

Ratio as of the date of such substitution of not greater than 80%, provided, however, that if the related Deleted Mortgage Loan has a Loan-to-Value Ratio of greater than 80%, then the Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Loan-to-Value Ratio of the related Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs (substituting references to such date for references to the "Closing Date"); (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary Mortgage Insurance Policy if the related Deleted Mortgage Loan is so covered, and the Loan-to-Value Ratio of such Mortgage Loan is greater than 80%; (x) has a Credit Score not greater than 20 points lower than the Credit Score of the related Deleted Mortgage Loan, provided, however, that if the Deleted Mortgage Loan does not have a Credit Score, then such substitute Mortgage Loan shall have a Credit Score equal to or greater than 700; (xi) has its initial adjustment date after the related Reset Date; and (xii) has a gross margin no less than the related Deleted Mortgage Loan. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined such that the aggregate Scheduled Principal Balance of all such substitute Mortgage Loans shall not exceed the aggregate Scheduled Principal Balance of all Deleted Mortgage Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee and the Master Servicer.

         Rating Agency:  Each of Moody's and S&P.

         Record Date: With respect to the LIBOR Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class P, Class X and Class R Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

         Regulation S:  Not applicable.

         Regulation S Global Security:  Not applicable.

         REMIC: Each of REMIC 1 and the Upper Tier REMIC, as described in the Preliminary Statement hereto.

         REMIC 1:  As described in the Preliminary Statement.

         REMIC 1 Interest: Any one of the classes of REMIC 1 Interests described in the Preliminary Statement hereto.

         REMIC 1 Marker Classes: Any of the REMIC 1 Regular Interests other than the Class LT-X Interest.

         REMIC 1 Regular Interest: Any of the REMIC 1 Interests other than the Class LT-R Interest.

         REMIC 2:  As described in the Preliminary Statement.

         REMIC 2 Regular Interest: Any of the REMIC regular interests represented by (i) the rights associated with a Class of LIBOR Certificates other than the rights to payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, (ii) the Class P Certificates and (iii) the Uncertificated Class X Interest.

         REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the applicable Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business
Day).

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

         Repurchase Price:  As defined in Section 7.01.

         Residual Certificate:  The Class R Certificate.

         Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions on the Class R Certificate other than distributions in respect of the Class LT-R Interest.

         Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

         Restricted Certificate:  Any Class P, Class X or Class R Certificate.

         Restricted Global Security:  Not applicable.

         Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

         Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Prepayment Period, whether or not received from the Mortgagor, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Collection Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.

         Securities Administrator: Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator.

         Securities Administrator Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Securities Administrator Fee Rate and the total Scheduled Principal Balance of such Mortgage Loan as of the preceding Distribution Date.

         Securities Administrator Fee Rate: 0.010% per annum.

         Security Agreement:  None.

         Seller:  Lehman Brothers Holdings Inc. or any successor in interest.

         Senior Certificate: Any Class A1, Class A2-A, Class A2-B or Class A3 Certificate.

         Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amounts of the Class A4, Class M1 and Class M2 Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Trigger Event has occurred) and the denominator of which is the Pool Balance for such Distribution Date, in each case after giving effect to distributions or such Distribution Date.

         Senior Principal Distribution Amount: For any Distribution Date (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the Class Principal Amounts of the Class A1, Class A2-A, Class A2-B and Class A3 Certificates immediately prior to such Distribution Date exceeds
(y) the Senior Target Amount.

         Senior Target Amount: With respect to each Distribution Date, an amount equal to the lesser of (a) the product of (i) 87.00% and (ii) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) 0.25% of the Cut-off Date Balance.

         Servicer: Any Servicer that has entered into any of the Servicing Agreements attached as Exhibit E hereto, or any successor in interest. Initially, the Servicers are Aurora, Colonial Savings, F.A. and Wells Fargo Home Mortgage, a division of Wells Fargo Bank, National Association.

         Servicing Advances: Expenditures incurred by a Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the applicable Servicing Agreement.

         Servicing Agreement: Each Servicing Agreement between a Servicer and the Seller, dated as of May 1, 2004, attached hereto in Exhibit E, and any other servicing agreement entered into between a successor servicer and the Seller or the Trustee pursuant to the terms hereof.

         Servicing Fee: With respect to each Servicer, the Servicing Fee specified in the applicable Servicing Agreement.

         Servicing Fee Rate: With respect to a Servicer, the rate specified in the applicable Servicing Agreement.

         Servicing Officer: Any officer of the Master Servicer involved in or responsible for the administration and servicing or master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trustee, as such list may from time to time be amended.

         Special Servicer: a servicer to special service any Distressed Mortgage Loans.

         Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

         Stepdown Date: The later to occur of (x) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to approximately 13.00% and (y) the Distribution Date in June 2007.

         Subordinate Certificate: Any Class M1, Class M2 or Class X Certificate.

         Subordinated Senior Certificate:  Any Class A4 Certificate.

         Subsequent Recovery: The amount, if any, recovered by the related Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

         Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees.

         Target Amount: With respect to any Distribution Date, an amount equal to the Pool Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

         Targeted Overcollateralization Amount: With respect to any Distribution Date will be equal to approximately $713,375.62.

         Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions.

         Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

         Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

         Total Distribution Amount: With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount for such date, (ii) the Principal Remittance Amount for such date, and (iii) the Prepayment Penalty Amounts.

         Transfer Agreements:  As defined in the Mortgage Loan Sale Agreement.

         Transferor: Each seller of Mortgage Loans to the Seller pursuant to the Transfer Agreements.

         Trigger Event: A Trigger Event will be in effect with respect to any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

         Trustee: HSBC Bank USA, a New York state banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee Fee:  Not applicable.

         Trustee Fee Rate:  Not applicable.

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the Mortgage Loan Sale Agreement and each Servicing Agreement, the Basis Risk Cap and such amounts as shall from time to time be held in the Collection Account, Certificate Account, the Custodial Account and any Escrow Account, the Basis Risk Reserve Fund, any Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

         Trust REMIC: Each of REMIC 1 and the Upper Tier REMIC, as described in the Preliminary Statement hereto.

         Uncertificated Class X Interest: An uncertificated interest having (i) the same rights to payments as the Class X Certificates, other than the rights to payments of amounts with respect to the Cap Agreement, and (ii) the rights to the payments treated as distributed to the Class X Certificates under Section 10.01(n); provided, however, that such interest shall have no obligation to make any payments treated as paid by the Class X Certificates pursuant to interest rate cap agreements under Section 10.01(n).

         Underwriter:  Lehman Brothers Inc.

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

         Underwriter's Exemption: Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 74137 (1991), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the Net Funds Cap) but limited to a rate no greater than the Maximum Interest Rate.

         Upper Tier REMIC:  REMIC 2.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all Voting Interests shall be allocated to the Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1, Class M2 and Class R Certificates. Voting Interests shall be allocated among such Classes of Certificates (other than the Class R Certificates) based on the product of (i) 98% and (ii) the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount for each Class then outstanding and the denominator of which is the Pool Balance then outstanding. The remainder of such percentage of Voting Interests shall be allocated to the Class R Certificates. At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to each of the Class P and Class X Certificates, while they remain outstanding. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests.

Section 1.02      Calculations Respecting Mortgage Loans.

         Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and distributions to be made to the Certificateholders as supplied to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

Section 1.03      Calculations Respecting Accrued Interest.

         Accrued interest, if any, on any LIBOR Certificate shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

Section 1.04      Rights of NIMS Insurer:

         Each of the rights of a NIMS Insurer set forth in this Agreement shall exist only so long as there is a NIMS Insurer and the NIM Securities are issued and remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

         Section 2.01 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

         (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor's right, title and interest in and to the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Escrow Account established pursuant to Section 9.06 and any Basis Risk Reserve Fund established pursuant to
Section 5.06 and all amounts from time to time credited to and the proceeds of any such account, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, and the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it (or a Custodian on its behalf) has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under each Servicing Agreement, but only to the extent assigned under the Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor.

         It is agreed and understood by the Depositor and the Trustee (and the Depositor has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Fund be either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

         The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans. The Depositor hereby directs the Trustee, solely in its capacity as Trustee hereunder, to execute and deliver, concurrently with the execution and delivery of this Agreement, the Cap Agreement. The Trustee shall have no duty or responsibility to enter into any other interest rate cap agreement upon the expiration or termination of the Cap Agreement.

         (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the Custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

         (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

         (ii) if applicable, the original of any guarantee, security agreement or pledge agreement executed in connection with the Mortgage Note, assigned to the Trustee;

         (iii) with respect to the Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel delivered to the Trustee, any NIMS Insurer and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee's interest in the Mortgage Loan;

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

         (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office; (v) with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or (B) to "HSBC Bank, USA, as Trustee of the Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-7," without recourse;

         (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel delivered to the Trustee and any NIMS Insurer that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

         (vii) with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

         (viii) the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or the Custodian) is a true copy and that the original of such document has been forwarded to the public recording office; and

         (ix) with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

         The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

         (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel addressed to the Trustee (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee's interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Master Servicer shall cause the applicable Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.

         (ii) With respect to each MERS Mortgage Loan, the Master Servicer shall cause the applicable Servicer, at the expense of the Depositor, to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

         (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to any NIMS Insurer and the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

         Section 2.02 Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

         (a) The Trustee or the applicable Custodian on behalf of the Trustee, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Depositor, the Master Servicer, the Trustee and any NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

         (b) Within 45 days after the Closing Date, the Trustee or the applicable Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

         (c) If in the course of the review described in paragraph (b) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, or the applicable Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

         (d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

         (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

         (f) Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement.

         Section 2.03 Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, and to the Master Servicer, the Securities Administrator and any NIMS Insurer as of the Closing Date or such other date as is specified, that:

         (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

         (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

         (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

         (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body
                  (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

         (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

         (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee, any Certificateholder or any NIMS Insurer hereunder shall be their rights to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that, except as otherwise provided in the Mortgage Loan Sale Agreement, the Seller shall not have any obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans sold by it if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

         Section 2.04 Discovery of Breach.

         It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of each Transferor and of each Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or given by any Transferor or the Seller and assigned to the Trustee, the Depositor, such Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or, with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section 1.04(b)(v) of the Mortgage Loan Sale Agreement, at the purchase price therefor paid by the Seller under the Mortgage Loan Sale Agreement) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders and any NIMS Insurer. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, then pursuant to the terms of each Mortgage Loan Sale Agreement the Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan.

         Section 2.05 Repurchase, Purchase or Substitution of Mortgage Loans.

         (a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable. The Trustee (i) upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, (ii) upon receipt of a written certification from the Master Servicer that it has received the full amount of the Purchase Price for a Deleted Mortgage Loan and has deposited such amount in the Collection Account or (ii) upon receipt of notification from the related Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, and NIMS Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor, any NIMS Insurer and any Certificateholder may sustain in connection with any actions of such Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (ii) any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its Custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing granting language substantially comparable to that set forth in the first paragraph of Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

         (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and any NIMS Insurer have received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         Section 2.06 Grant Clause.

         (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the Trust Fund created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

                                  ARTICLE III

                                THE CERTIFICATES

         Section 3.01 The Certificates.

         (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates shall be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 (or 5% in the case of Certificates issued in Percentage Interests) in excess thereof. The Class P and Class X Certificates shall each be maintained in definitive, fully registered form in the minimum denomination specified in the Preliminary Statement hereto. The Class R Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Authenticating Agent by an authorized officer of the Trustee or the Authenticating Agent. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

         Section 3.02 Registration.

         The Securities Administrator is hereby appointed, and hereby accepts its appointment as, the initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and
6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any NIMS Insurer and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         Section 3.03 Transfer and Exchange of Certificates.

         (a) A Certificate (other than a Book-Entry Certificate which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

         (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or the Placement Agent or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

         (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or
                  (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit G hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee or the Certificate Registrar has received (A) a certificate substantially in the form of Exhibit H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Securities Administrator or any NIMS Insurer to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an Opinion of Counsel to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or Similar Law. Each transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator or any NIMS Insurer. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

         Notwithstanding anything to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to or on behalf of an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law without the delivery to the Trustee and the Certificate Registrar of a certificate substantially in the form of Exhibit H (or Exhibit D-1 in the case of the Class R Certificate) or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. Neither the Trustee nor the Certificate Registrar shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered in accordance with the foregoing requirements. The Trustee and the Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Certificate Registrar shall be paid and delivered by the Trustee or the Certificate Registrar to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

         (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee or the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Trustee, the Master Servicer, any NIMS Insurer and the Certificate Registrar satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Neither the Trustee nor the Certificate Registrar shall be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee or the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee or the Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee or the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee or the Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. Neither the Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

         Section 3.04 Cancellation of Certificates.

         Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

         Section 3.05 Replacement of Certificates.

         If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee, the Authenticating Agent and any NIMS Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this
Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06 Persons Deemed Owners.

         Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar, any NIMS Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Registrar, any NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

         Section 3.07 Temporary Certificates.

         (a) Pending the preparation of Definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of Definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of the same Class.

         Section 3.08 Appointment of Paying Agent.

         The Trustee, subject to the consent of any NIMS Insurer, may appoint a Paying Agent, which may be the Trustee for the purpose of making distributions to Certificateholders hereunder. The Securities Administrator is hereby appointed, and hereby accepts its appointment as Paying Agent in respect of the Certificates. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09 Book-Entry Certificates.

         (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

         (i) the provisions of this Section 3.09 shall be in full force and effect;

         (ii) the Depositor, the Master Servicer, the Securities Administrator, the Master Servicer, the Paying Agent, the Certificate Registrar, any NIMS Insurer and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

         (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

         (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Depositor advises the Certificate Registrar in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and
(B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                   ARTICLE IV

                        ADMINISTRATION OF THE TRUST FUND

         Section 4.01 Collection Account.

         (a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the "Collection Account"), entitled "Aurora Loan Services Inc., as Master Servicer, in trust for the benefit of the Holders of Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-7." The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

         (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

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

         (c) The Master Servicer shall give to the Trustee and the Securities Administrator prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. No later than 2:00 p.m. New York City time on each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), not including any amounts which are to be excluded from the Total Distribution Amount for such Distribution Date pursuant to clauses (A) through (H) of paragraph (i) of the definition thereof (other than any amounts due or reimbursable to the Trustee, the Custodians or the Securities Administrator pursuant to this Agreement), shall be remitted to the Securities Administrator for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Securities Administrator for deposit into the Certificate Account.

         (d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-Off Date):

         (i) all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date), net of the applicable Servicing Fee and Master Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

         (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including any Subsequent Recovery, all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21.

         (iv)     all Insurance Proceeds;

         (v) all Advances made by the Master Servicer or the applicable Servicer pursuant to Section 5.04 or the applicable Servicing Agreement;

         (vi) all amounts paid by any Servicer with respect to Prepayment Interest Shortfalls ;

         (vii)    all proceeds of any Mortgage Loan purchased by any Person; and

         (viii) the Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by the NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04.

         (e) Funds in the Collection Account may be invested in Eligible Investments (selected by and at the written direction of the Master Servicer) which shall mature not later than the earlier of (a) the Deposit Date (except that if such Eligible Investment is an obligation of the Trustee or the Paying Agent, if other than the Trustee, and such Collection Account is maintained with the Trustee or the Paying Agent, if other than the Trustee, then such Eligible Investment shall mature not later than such applicable Distribution Date) or (b) the day on which the funds in such Collection Account are required to be remitted to the Securities Administrator for deposit into the Certificate Account, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and Holders of Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-7. All income and gain realized from any such investment shall be for the benefit of the Master Servicer, while such Collection Account is maintained by the Master Servicer, and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

         Section 4.02 Application of Funds in the Collection Account.

         The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

         (i) to reimburse itself or any Servicer for Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; the Master Servicer's right to reimburse itself pursuant to this subclause (i) is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

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

         (ii) to reimburse itself or any Servicer for any Advances or Servicing Advances made by it or by such Servicer that it or such Servicer determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

         (iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(a) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee and the Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

         (iv) in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.05, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

         (v) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to Section 9.04, 9.06, 9.16 or 9.22(a) or pursuant to the applicable Servicing Agreement, and to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c);

         (vi) to pay to the applicable Person, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been repurchased by such Person pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected;

         (vii) subject to Section 5.04, to pay to itself income earned on the investment of funds deposited in the Collection Account;

         (viii) to make payments to the Securities Administrator for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.04;

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

         (ix)     (Reserved)

         (x) to make payment to itself, the Trustee and others pursuant to any provision of this Agreement and to reimburse the Custodian pursuant to the Custodial Agreement, but only to the extent that the items reimbursed constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

         (xi)     to withdraw funds deposited in error in the Collection
                  Account;

         (xii)    to clear and terminate any Collection Account pursuant to
                  Section 7.02;

         (xiii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer, including the Securities Administrator), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Securities Administrator or a successor Master Servicer appointed by the Securities Administrator pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Securities Administrator thereto shall be prior to the rights of the Certificateholders; and

         (xiv) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer to the extent provided in such Servicing Agreement.

         If provided in the related Servicing Agreement, each Servicer shall be entitled to retain as additional servicing compensation any Prepayment Interest Excess (to the extent not offset by Prepayment Interest Shortfalls).

         In connection with withdrawals pursuant to subclauses (i), (iii), (iv) and (vi) above, the Master Servicer's or Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (iii),
(iv) and (vi).

         In the event that the Master Servicer fails on any Deposit Date to remit to the Securities Administrator any amounts required to be so remitted to the Securities Administrator pursuant to subclause (viii) by such date, the Master Servicer shall pay the Securities Administrator, for the account of the Securities Administrator, interest calculated at the "prime rate" (as published in the "Money Rates" section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Deposit Date to but not including the related Distribution Date

         Section 4.03 Reports to Certificateholders.

         (a) On each Distribution Date, the Securities Administrator shall have prepared (based solely on information provided by the Master Servicer and the Trustee or any Cap Provider) and shall make available to the Trustee, any NIMS Insurer and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicers):

         (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates other than any Class of Notional Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

         (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

         (iii) the amount, if any, of any distribution to the Holders of the Class P Certificate, the Class X Certificates and the Residual Certificate;

         (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Master Servicer or any Servicer (or, if applicable, the Securities Administrator, solely in its capacity as successor Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

         (v) the total number of Mortgage Loans in the Mortgage Pool, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

         (vi) the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

         (vii) the amount of any Prepayment Penalty Amounts distributed to the Class P Certificates;

         (viii) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

         (ix) the amount of the Servicing Fee paid during the Collection Period to which such distribution relates;

         (x) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;

         (xi) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgage Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

         (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

         (xiii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls, Net Prepayment Interest Excess, and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

         (xiv) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates (with a notation if such Certificate Interest Rate reflects the application of the Net Funds Cap);

         (xv) the Interest Remittance Amount, the Principal Remittance Amount and the Aggregate Overcollateralization Release Amount applicable to such Distribution Date.

         (xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

         (xvii) the amount of any Overcollateralization Deficiency Amount after giving effect to the distributions made in such Distribution Date;

         (xviii) the level of LIBOR and the Interest Rate of the LIBOR Certificates;

         (xix) the amount of any payments made to each Class of Certificates that are treated as payments received in respect of a REMIC 2 Regular Interest and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC 2 Regular Interest; and

         (xx) the amount of any payments made by the Cap Provider to the Trust Fund under the Cap Agreement.


         In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except in the case of the report delivered to the holder of the Class X Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

         The Securities Administrator shall make such report and any additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Trustee, any NIMS Insurer, Certificateholders and the Rating Agencies via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-301-815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Master Servicer no later than four Business Days prior to the Distribution Date. In preparing or furnishing the Mortgage Loan data to the Securities Administrator, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by each Servicer, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data or other information.

         On each Distribution Date, the Securities Administrator shall also provide or make available to the Depositor a copy of the above described written report, to the following address: Lehman Brothers Inc., 745 Seventh Avenue, 7th Floor, New York, New York 10019, Attention: Michael Hitzmann, or to such other address as the Depositor may designate.

         (b) Upon the reasonable advance written request of any NIMS Insurer or any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee or the Securities Administrator, shall be promptly forwarded to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to any NIMS Insurer and such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as any NIMS Insurer or such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for such Master Servicer's actual expenses incurred in providing such reports and access.

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

         (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Securities Administrator shall have prepared and shall make available, upon written request, to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Securities Administrator shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Securities Administrator with such Mortgage Loan level information as is necessary for the Securities Administrator to prepare such reports.

         (d) The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, REMIC 1 and REMIC 2, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Master Servicer, the Securities Administrator and the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports. The Trustee shall sign any filing required by this Section 4.03(d) that it is required to sign under applicable law.

         Section 4.04 Certificate Account.

         (a) The Securities Administrator shall establish and maintain in its name, as securities administrator, a trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Securities Administrator held under this Agreement.

         (b) The Securities Administrator shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Securities Administrator all such amounts. The Securities Administrator shall make withdrawals from the Certificate Account only for the following purposes:

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

         (i) to withdraw amounts deposited in the Certificate Account in error;

         (ii) to pay itself the Securities Administrator Fee and any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (c) below, and to make payments to itself, the Trustee and others prior to making distributions pursuant to Section 5.02 for any expenses or other indemnification owing to itself, the Trustee and others pursuant to any provision of this Agreement;

         (iii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

         (iv)     to make distributions to the Certificateholders pursuant to
                  Article V; and

         (v)      to clear and terminate the Certificate Account pursuant to
                  Section 7.02.

         (c) The Securities Administrator may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Securities Administrator). All such investments must mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Securities Administrator (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be paid to the Securities Administrator and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Securities Administrator for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Certificate Account that are not invested shall be held in cash.

                                   ARTICLE V

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01 Distributions Generally.

         (a) Subject to Section 7.01 with respect to the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Distribution Date to any Certificateholder, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers may be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificate and at such time such final payment in retirement of the Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

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         (b) All distributions or allocations made with respect to
Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts (or Percentage Interests).

         Section 5.02 Distributions from the Certificate Account.

         (a) On each Distribution Date the Securities Administrator (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount and shall allocate such amount to the interests issued in respect of REMIC 1 and REMIC 2 and shall distribute such amount as specified in this Section.

         (b) On each Distribution Date, the Securities Administrator shall distribute the Interest Remittance Amount for such date in the following order of priority based on the report of the Master Servicer:

         (i) pro rata to the Class A1, Class A2-A, Class A2-B and Class A3 Certificates, Current Interest and any Carryforward Interest for each such Class and such Distribution Date, any shortfall being allocated in proportion to the amount of interest that would otherwise be distributable therein; provided, however, that in the event that the Class Principal Balance of the Class A4 Certificates has been reduced to zero, the Current Interest and any Carryforward Interest otherwise distributable to the Class A2-B Certificates first will be applied, if necessary, to pay the Current Interest and any Carryforward Interest to the Class A2-A Certificates, and second, if available, to pay the Current Interest and any Carryforward Interest to the Class A2-B Certificates

         (ii) to the Class A4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

         (iii) to the Class M1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

         (iv) to the Class M2 Certificates, Current Interest and Carryforward Interest for such Class and such Distribution Date;

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         (v)      to the Trustee, the Securities Administrator and others, any amounts reimbursable pursuant to Section 4.04(b)(ii) and not previously reimbursed to the Trustee; and

         (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (v) above.

         (c) On each Distribution Date, the Securities Administrator shall distribute the Principal Distribution Amount for such date as follows:

         (i)      On each Distribution Date (a) prior to the Stepdown Date or
                  (b) with respect to which a Trigger Event is in effect, until the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class A3, Class A4, Class M1 and Class M2 Certificates equals the Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount in the following order of priority:

                  (A) to the Class A1, Class A2-A, Class A2-B and Class A3 Certificates, concurrently, as follows:

                           (a) 48.8372966678% to the Class A1 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

                           (b) 51.1627033322% to the Class A2-A, Class A2-B and Class A3 Certificates as follows:

                                (1) first, pro rata, to the Class A2-A and Class
                                    A2-B Certificates, based on their Class
                                    Principal Amounts, until the Class Principal
                                    Amount of each such class has been reduced to zero; provided however, that in the event that the Class Principal Amount of the Class A4 Certificates has been reduced to zero, amounts distributed pursuant to this Clause
                                    (1) shall be distributed sequentially, first to the Class A2-A Certificates, until the Class Principal Amount of such class has been reduced to zero and second to the Class A2-B Certificates, until the Class Principal Amount of such class has been reduced to zero; and

                                (2) second, to the Class A3 Certificates, until
                                    the Class Principal Amount of such class has been reduced to zero;

                  (B) to the Class A4 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

                  (C) to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

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

                  (D) to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

                  (E) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection
                           (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through (D) above.

         Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of Monthly Excess Cashflow for such Distribution Date as provided in subsection (d) of this Section.

         (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for such date will be distributed in the following order of priority:

                  (A) so long as the Class A4, Class M1 or Class M2 Certificates are outstanding, in accordance with
                           Section 5.02(c)(i)(A) above, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date, in each case until the Class Principal Amount of each such Class has been reduced to zero; provided, however, that if none of the Class A4, Class M1 or Class M2 Certificates are outstanding, then to the Class A1, Class A2-A, Class A2-B and Class A3 Certificates, in accordance with Section 5.02(c)(i)(A), the Principal Distribution Amount for such Distribution Date;

                  (B) to the Class A4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over
                           (b) the amount distributed to the Class A1, Class A2-A, Class A2-B and Class A3 Certificates on such date pursuant to clause (A) above, and (y) the A4 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

                  (C) to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over
                           (b) the amount distributed to the Class A1, Class A2-A, Class A2-B, Class A3 and Class A4 Certificates on such date pursuant to clause (A) and (B) above, and (y) the M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

                  (D) to the Class M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over
                           (b) the amount distributed to the Class A1, Class A2-A, Class A2-B, Class A3, Class A4 and Class M1 Certificates on such date pursuant to clauses (A) through (C) above, and (y) the M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

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

                  (E) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection
                           (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through (D) above.

         Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

         (d) On each Distribution Date, the Securities Administrator shall distribute the Monthly Excess Cashflow, and for purposes of distributions pursuant to Section 5.02(d)(iii) of this Agreement only, any amounts distributable from the Basis Risk Reserve Fund, for such date in the following order of priority:

         (i) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the LIBOR Certificates and the Class P Certificates equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

                  (A) after giving effect to previous principal distributions on such Distribution Date, to the Class A1, Class A2-A, Class A2-B and Class A3 Certificates, in accordance with the priorities described in
                           Section 5.02(c)(i)(A) above, in reduction of their respective Class Principal Amounts until the Class Principal Amount of each such Class has been reduced to zero;

                  (B) to the Class A4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (C) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

                  (D) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

         (ii) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

                  (A) after giving effect to previous principal distributions on such Distribution Date, to the Class A1, Class A2-A, Class A2-B and Class A3 Certificates, in accordance with the priorities described in
                           Section 5.02(c)(i)(A) above, in reduction of their respective Class Principal Amounts until the Class Principal Amount of each such Class, equals the Senior Target Amount;

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

                  (B) to the Class A4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amounts of such Class, the Class A3, Class A2-B, Class A2-A and Class A1 Certificates, after giving effect to distributions on such Distribution Date, equals the A4 Target Amount;

                  (C) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of such Class, the Class A4, Class A3, Class A2-B, Class A2-A and Class A1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

                  (D) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of such Class, the Class M1, Class A4, Class A3, Class A2-B, Class A2-A and Class A1 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

         (iii) to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund in the following order of priority:

                  (A) concurrently, in proportion to their respective Basis Risk Shortfall amounts and Unpaid Basis Risk Shortfall amounts after giving effect to previous distributions on such Distribution Date, to the Class A1, Class A2-A, Class A2-B and Class A3 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

                  (B) to the Class A4 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

                  (C) to the Class M1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date

                  (D) to the Class M2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and Distribution Date;

                  (E) to the Class X Certificateholder, the sum of (a) any amounts remaining in the Basis Risk Reserve Fund, after taking into account distributions pursuant to clauses (A) through (D) above;

         (iv) to the Class A4 Certificates, any Deferred Amount for such Class and such Distribution Date;

         (v) to the Class M1 Certificates, any Deferred Amount for such Class and such Distribution Date;

         (vi) to the Class M2 Certificates, any Deferred Amount for such Class and such Distribution Date;


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

         (vii) on the Distribution Date occurring in May 2009 (or the next succeeding Distribution Date when sufficient funds are available in the Certificate Account to make such distributions) to the Class P Certificates, $100 in payment of its Class Principal Amount;

         (viii) to the Class X Certificate, the Class X Distributable Amount for such Distribution Date; and

         (ix) to the Class R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (viii) above.

         (e) On each Distribution Date, an amount equal to the aggregate of all Prepayment Penalty Amounts collected during the preceding Prepayment Period shall be distributed to the Class P Certificate.

         (f) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates and the Class X Certificate, a Cap Agreement Account. The Trustee shall deposit all amounts received on the Cap Agreement into the Cap Agreement Account. The Cap Agreement Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. On each Distribution Date, the Trustee shall distribute the amounts in the Cap Agreement Account in the following order of priority:

         (i) concurrently, in proportion to their respective Basis Risk Shortfall amounts and Unpaid Basis Risk Shortfall amounts following distributions pursuant to Section 5.02(d)(iii) hereof on such Distribution Date, to the Class A-1, Class A-2A, Class A-2B and Class A-3 Certificates, the amount of any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class on such Distribution Date following distributions pursuant to Section 5.02(d)(iii) hereof;

         (ii) to the Class A4 Certifications, the amount of any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date following distributions pursuant to Section 5.02(d)(iii) hereof;

         (iii) to the Class M1 Certifications, the amount of any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date following distributions pursuant to Section 5.02(d)(iii) hereof;;

         (iv) to the Class M2 Certifications, the amount of any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date following distributions pursuant to Section 5.02(d)(iii) hereof; and

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

         (v) all remaining amounts in the Cap Agreement Account, to the Holders of the Class X Certificates.

For any Distribution Date on which there is a payment under the Cap Agreement based on a notional balance in excess of the aggregate Certificate Principal Amount of the LIBOR Certificates, the amount representing such excess payment, to the extent not otherwise used to pay Basis Risk Shortfall amounts or Unpaid Basis Risk Shortfall amounts, shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class X Certificates and shall be distributed to the Class X Certificates.

Funds in the Cap Agreement Account shall remain uninvested. The Class X Certificates shall evidence ownership of the Cap Agreement Account for federal income tax purposes.

         Section  5.03 Allocation of Losses.

         On each Distribution Date, the Class Principal Amounts of the Class A4, Class M1 and Class M2 Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

         (i) to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

         (ii) to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

         (iii) to the Class A4 Certificates, until the Class Principal Amount thereof has been reduced to zero.

         Section  5.04 Advances by Master Servicer, Servicers and Trustee.

         (a) Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, the Master Servicer determines that any Scheduled Payments due during the related Due Period (other than Balloon Payments) have not been received, the Master Servicer shall, or shall cause the applicable Servicer to, advance such amount, less an amount, if any, to be set forth in an Officer's Certificate to be delivered to the Trustee and the Securities Administrator on such Determination Date, which if advanced the Master Servicer or such Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. The Securities Administrator shall be able to rely conclusively on any non-recoverability determination made by the Master Servicer. If the Master Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Securities Administrator Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Securities Administrator for deposit in the Certificate Account or
(iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Securities Administrator for deposit in the Securities Administrator Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Securities Administrator shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance, if made, would constitute a non-recoverable advance. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.

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

         (b) In the event that the Master Servicer fails for any reason to make an Advance required to be made pursuant to Section 5.04(a) on or before the Deposit Date, the Securities Administrator, solely in its capacity as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or any Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or such Servicer with respect to such Distribution Date; provided, however, that the Securities Administrator shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Securities Administrator shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

         Section 5.05 Compensating Interest Payments.

         The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicers. Any Compensating Interest Payments made by the Servicers shall be a component of the Interest Remittance Amount..

         Section 5.06 Basis Risk Reserve Fund.

         (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates, a Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) On each Distribution Date the Securities Administrator shall distribute in the order of priority and to the extent specified in Section 5.02(f) of this Agreement the sum of (without duplication) any payments made by the Cap Provider to the Trust Fund for such Distribution Date with respect to the Cap Agreement.

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

         (c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and LBH on behalf of the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from LBH as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Prime Money Market Fund Investment Account.

         The Depositor hereby directs the Trustee to enter into and execute the Cap Agreement on the Closing Date on behalf of the Trust Fund (for the benefit of the Certificateholders). The Depositor, the Master Servicer and the Certificateholders (by their acceptance of such Certificates) acknowledge that HSBC Bank, USA is entering into the Cap Agreement solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.


                                   ARTICLE VI

   CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

         Section 6.01 Duties of Trustee and Securities Administrator.

         (a) The Trustee, except during the continuance of an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge), and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee or the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator. If an Event of Default (of which a Responsible Officer of the Trustee or the Securities Administrator shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee or the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs unless the Securities Administrator is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

         (b) Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer to the Trustee or the Securities Administrator, as applicable, pursuant to this Agreement, and neither the Trustee nor the Securities Administrator shall be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders and any NIMS Insurer.

         (c) Neither the Trustee nor the Securities Administrator shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, neither the Trustee nor the Securities Administrator shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of Holders of Certificates as provided in Section
                  6.18 hereof;

         (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

         (iii) For all purposes under this Agreement, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to remit funds or to furnish information to the Securities Administrator when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement; and

         (iv) With respect to amounts that would be treated as "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) if paid or reimbursed by the REMICs hereunder, no provision of this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except, with respect to the Securities Administrator, during such time, if any, as the Securities Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         (e) Neither the Trustee or the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, as applicable, under this Agreement.

         (f) Neither the Trustee nor the Securities Administrator shall be held liable by reason of any insufficiency in any account (including without limitation the Securities Administrator Account and the Certificate Account) held by or on behalf of the Trustee or the Securities Administrator resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (g) Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, re-filing or re-depositing of any thereof,
(B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

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         (h) Neither the Securities Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

         (i) Neither the Securities Administrator nor the Trustee shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts.

         (j) Notwithstanding anything in this Agreement to the contrary, neither the Securities Administrator nor the Trustee shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or the Securities Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (k) Neither the Securities Administrator nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

         Section 6.02 Certain Matters Affecting the Trustee and the Securities Administrator.

         Except as otherwise provided in Section 6.01:

         (i) Each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (iii) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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         (iv)     Unless an Event of Default shall have occurred and be
                  continuing, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by any NIMS Insurer or the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability or payment of such estimated expenses from any NIMS Insurer or the Certificateholders, as applicable, as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

         (v) Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment, provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee or the Securities Administrator, as applicable;

         (vi) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

         (vii) The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

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         (viii)   Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03 Trustee and Securities Administrator Not Liable for Certificates.

         The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Cap Agreement or the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee and the Securities Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 6.04 Trustee and Securities Administrator May Own Certificates.

         The Trustee, the Securities Administrator and any Affiliate or agent of the Trustee or Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust with the other parties hereto with the same rights it would have if it were not Trustee, Securities Administrator or such agent.

         Section 6.05 Eligibility Requirements for Trustee and Securities Administrator.

         Each of the Trustee and the Securities Administrator hereunder shall at all times be (i) an institution insured by the FDIC and (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time either the Trustee or the Securities Administrator shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06 Resignation and Removal of Trustee and the Securities Administrator.

         (a) Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor, any NIMS Insurer and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to each of the Master Servicer and any NIMS Insurer. If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

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         (b) If at any time (i) the either Trustee or the Securities
Administrator shall cease to be eligible in accordance with the provisions of
Section 6.05 and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of either of their property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (iv) the continued use of the Trustee or Securities Administrator would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator, as applicable, so removed, one copy each to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer and any NIMS Insurer.

         (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates (or any NIMS Insurer in the event of failure of the Trustee or Securities Administrator, as applicable, to perform its obligations hereunder) may at any time upon 30 days' written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized (or by any NIMS Insurer), one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee, one copy each to the Master Servicer and any NIMS Insurer; the Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section mutually acceptable to the Depositor, the Master Servicer and any NIMS Insurer.

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         (d) Any resignation or removal of the Trustee or the Securities
Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in
Section 6.07.

         Section 6.07 Successor Trustee and Successor Securities Administrator.

         (a) Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, any NIMS Insurer and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein. A predecessor trustee shall deliver to the Trustee or any successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder), all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations.

         (b) No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee or predecessor securities administrator, as applicable.

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         Section 6.08 Merger or Consolidation of Trustee or the Securities
Administrator.

         Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

         Section 6.09 Appointment of Co-Trustee, Separate Trustee or Custodian.

         (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and any NIMS Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Securities Administrator to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

         (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

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         (iii)    no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

         (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer and any NIMS Insurer.

         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Trust Fund shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10 Authenticating Agents.

         (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee hereby appoints the Securities Administrator to act as the initial Authenticating Agent, and the Securities Administrator hereby accepts such appointment. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to any NIMS Insurer.

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         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, any NIMS Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, any NIMS Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and any NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

         Section 6.11 Indemnification of Trustee and Securities Administrator.

         The Trustee and the Securities Administrator and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder or under the Cap Agreement, the Mortgage Loan Sale Agreement, any Transfer Agreement or any Servicing Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

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         (i)      with respect to any such claim, the Trustee or the Securities
                  Administrator, as applicable, shall have given the Depositor, the Master Servicer, any NIMS Insurer and the Holders written notice thereof promptly after a Responsible Officer of the Trustee or the Securities Administrator, as applicable, shall have knowledge thereof provided that the failure to provide such prompt written notice shall not affect the Trustee's or Securities Administrator's right to indemnification hereunder;

         (ii) while maintaining control over its own defense, the Trustee or the Securities Administrator, as applicable, shall cooperate and consult fully with the Depositor, the Master Servicer and any NIMS Insurer in preparing such defense;

         (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee or the Securities Administrator, as applicable, entered into without the prior consent of the Depositor, the Master Servicer and any NIMS Insurer, which consent shall not be unreasonably withheld; and

         (iv) indemnification will only be available under this Section 6.11 for any loss, liability or expense of the Trustee or the Securities Administrator to the extent that the payment of such loss, liability or expense by the REMICs constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Securities Administrator, as applicable, and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

         Section 6.12 Fees and Expenses of Securities Administrator, Trustee and Custodian.

         The Securities Administrator shall be entitled to (a) the Securities Administrator Fee, and is authorized to pay itself the amount of income or gain earned from investment of funds in the Securities Administrator Account and (b) reimbursement of all reasonable expenses, disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advancements that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Trustee shall be compensated as separately agreed with the Securities Administrator. The Custodian shall be compensated as separately agreed with the Depositor.

         Section 6.13 Collection of Monies.

         Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

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         Section 6.14 Events of Default; Securities Administrator To Act;
Appointment of Successor.

         (a) The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (i) Any failure by the Master Servicer to furnish to the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) of such
                  Section 4.03(a)) which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Securities Administrator or to such Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Certificates affected thereby; or

         (ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; or

         (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

         (iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

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         (v)      The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

         (vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

         (vii) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of not less than 25% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer; or

         (viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

         (ix) The Master Servicer has notice or actual knowledge that any Servicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

         (x) After receipt of notice from the Trustee or any NIMS Insurer, any failure of the Master Servicer to remit to the Securities Administrator any payment required to be made to the Securities Administrator for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Remittance Date which such failure continues unremedied after 1:00 p.m. Eastern Standard Time one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee.

         If an Event of Default described in clauses (i) through (ix) of this
Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Securities Administrator and upon receipt of written notice by the Securities Administrator from the Trustee pursuant to and under the terms of this Agreement; and the Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Securities Administrator or its designee all documents and records in electronic or other form reasonably requested by it to enable the Securities Administrator or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Securities Administrator for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee and Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. The Securities Administrator shall be entitled to be reimbursed from the Master Servicer (or by the Trust, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Securities Administrator to correct any errors or insufficiencies in the servicing data or otherwise to enable the Securities Administrator to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Securities Administrator shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04; provided that the terminated Master Servicer shall reimburse the Trust for any such expense incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

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

         Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v), (vi), (vii),
(ix) and (xi) to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

         If any Event of Default shall occur of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, upon becoming aware of the occurrence thereof through the proper execution of its duties under this Agreement, shall promptly notify the Securities Administrator and the Rating Agencies of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall immediately give written notice to the Master Servicer upon such Master Servicer's failure to remit funds on the Deposit Date.

         (b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28 and within a period of time not to exceed 90 days after the Securities Administrator receives written notice from the Trustee pursuant to Section 6.14(a) or Section 9.28, the Securities Administrator, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Trustee's failure to provide information required by this Agreement shall not be considered a default by the Securities Administrator hereunder. In addition, the Securities Administrator shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and within a period of time not to exceed 90 days after the Securities Administrator receives written notice from the Trustee pursuant to
Section 6.14(a) or Section 9.28, as applicable. The Securities Administrator shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Securities Administrator's capacity as such successor, the Securities Administrator shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Securities Administrator shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee. The Securities Administrator shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Securities Administrator to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Securities Administrator to master service the Mortgage Loans properly and effectively.

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

         (c) Notwithstanding the above, the Securities Administrator may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, request the Trustee to appoint, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee or the Securities Administrator as a successor master servicer may be an Affiliate of the Trustee or the Securities Administrator; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee or the Securities Administrator, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee or the Securities Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee, the Securities Administrator and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee, the Securities Administrator and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Securities Administrator and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Trustee, the Securities Administrator or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee, the Securities Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Neither the Securities Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering cash, documents or records to it, or (ii) the failure of the terminated Master Servicer to cooperate as required by this Agreement.

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

         Section 6.15 Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of any NIMS Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16 Waiver of Defaults.

         More than 50% of the Aggregate Voting Interests of Certificateholders (with the consent of any NIMS Insurer) may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders and with the consent of any NIMS Insurer. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.17 Notification to Holders.

         Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Securities Administrator, the Certificateholders at their respective addresses appearing on the Certificate Register and any NIMS Insurer. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to Securities Administrator, any NIMS Insurer and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

         Section 6.18 Directions by Certificateholders and Duties of Trustee During Event of Default.

         Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may, with the consent of any NIMS Insurer, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders or any NIMS Insurer, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel acceptable to any NIMS Insurer, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

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

         Section 6.19 Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

         In the event that the Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Securities Administrator, as applicable, shall give notice thereof to the Master Servicer and any NIMS Insurer and the Trustee or Securities Administrator, as applicable.

         Section 6.20 Preparation of Tax Returns and Other Reports.

         (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, commencing with the Distribution Date occurring in June 2004 and ending with the Distribution Date following the filing of a Form 15 Suspension Notice, the Securities Administrator shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 31, 2005, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2005, the Securities Administrator shall file (but will not execute) a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended (the "Form 10-K Certification") signed by an appropriate party or parties (which Form 10-K Certification the Securities Administrator shall not be required to sign). The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section and the Trustee shall have no responsibility whatsoever under this Section 6.20(a).

         (b) The Securities Administrator shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Securities Administrator shall not be required to undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), which certification shall be delivered to such Person(s) not later than five Business Days prior to the date on which the Form 10-K is required to be filed with the Commission.

         (c) The Master Servicer shall sign a certification for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Master Servicer shall not be required to undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K).

         (d) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person's own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

                                  ARTICLE VII

                            PURCHASE AND TERMINATION
                                OF THE TRUST FUND

         Section 7.01 Termination of Trust Fund Upon Repurchase or Liquidation of All Mortgage Loans.

         (a) The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in
Section 7.02, the obligation of the Master Servicer to make a final remittance to the Securities Administrator pursuant to Section 4.01 and the obligations of the Master Servicer to the Securities Administrator and the Trustee pursuant to Sections 9.10, 9.14 and 9.31) shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

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

         (b) On any Distribution Date occurring on or after the Initial Purchase Date, the Master Servicer, with the prior written consent of any NIMS Insurer and the Seller, which consent shall not be unreasonably withheld, has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to
Section 7.03(a)(i) hereof to sell all of its property. The Master Servicer has agreed not to exercise such option so long as any NIM Securities remain outstanding. Upon exercise of such option, the property of the Trust Fund shall be sold to the Master Servicer at a price (the "Repurchase Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the Distribution Date on which the proceeds of such sale will be distributed to the holders of the Certificates, (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer, any NIMS Insurer and the Trustee and (iii) any unreimbursed Servicing Advances. The Master Servicer, each Servicer, the Securities Administrator (or the Trustee, if applicable) and each Custodian shall be reimbursed from the Repurchase Price for any Mortgage Loan or related REO Property for (i) any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to any such entity under this Agreement, the related Servicing Agreement or the related Custodial Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer and the Trustee hereunder or the Servicers thereunder. The Trustee shall distribute the assets of the Trust Fund on the Distribution Date on which the repurchase occurred. Upon the repurchase of the Mortgage Loans, the Trust Fund shall terminate in accordance with the terms of this Agreement.

         (c) If the Master Servicer fails to exercise its option on the Initial Optional Purchase Date, the NIMS Insurer, so long as either the NIM Securities remain outstanding and are covered by the NIMS Insurer's guaranty or if the NIMS Insurer is owed amounts in respect of its guaranty of the NIM Securities, may exercise such option. Each of the Master Servicer and the NIMS Insurer has agreed not to cause the liquidation of the Trust Fund pursuant to this Section 7.01(b) so long as any NIM Securities remain outstanding.

         Section 7.02 Procedure Upon Termination of Trust Fund..

         (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed upon (x) the sale of all of the property of the Trust Fund by the Trustee pursuant to Section 7.01(b) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         (c) Any reasonable expenses incurred by the Trustee in connection with any termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

         Section 7.03 Additional Requirements Under REMIC Provisions.

         (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee and any NIMS Insurer to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (i) Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification by the Master Servicer, any NIMS Insurer or an affiliate of the Seller that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

         (ii)     Any sale of the assets of the Trust Fund pursuant to Section
                  7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

         (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims and amounts in the Cap Contract Account, which will be distributed to the holders of the Class X Certificates), and the Trust Fund (and each REMIC) shall terminate at that time; and

         (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

         (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation prepared by the Depositor and adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or any Servicer.

         (c) In connection with the termination of the Trust Fund, the Trustee may request an Opinion of Counsel addressed to the Trustee (at the expense of the Depositor) to the effect that all the requirements of a qualified liquidation under the REMIC Provisions have been met.

         Section 7.04 Optional Purchase Right of NIMS Insurer.

         The NIMS Insurer may purchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances, Servicing Fees or Trustee Fees and any unreimbursed expenses of the Trustee allocable to such Distressed Mortgage Loan. Any such purchase shall be accomplished by the NIM Insurer's remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account.

                                  ARTICLE VIII

                          RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01 Limitation on Rights of Holders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

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         (b) No Certificateholder, solely by virtue of its status as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount of Certificates of each Class affected thereby shall, with the prior written consent of any NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders or any NIMS Insurer; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, any NIMS Insurer, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of any NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or any NIMS Insurer, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, any NIMS Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.02 Access to List of Holders.

         (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and any NIMS Insurer, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or any NIMS Insurer in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If any NIMS Insurer or three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

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

         (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, any NIMS Insurer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Securities Administrator, any NIMS Insurer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03 Acts of Holders of Certificates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, the Securities Administrator, any NIMS Insurer, or the Depositor shall be affected by any notice to the contrary.

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

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE IX

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                             BY THE MASTER SERVICER

         Section 9.01 Duties of the Master Servicer.

         The Certificateholders, by their purchase and acceptance of the Certificates, appoint Aurora Loan Services Inc., as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement.

         Section 9.02 Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

         (a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and any NIMS Insurer, the Master Servicer shall provide the Trustee and any NIMS Insurer upon request, with a copy of such policy and fidelity bond. The Master Servicer shall
(i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon its request. The Fidelity Bond and Errors and Omissions Insurance Policy may be obtained and maintained in blanket form.

         (b) The Master Servicer shall promptly report to the Trustee and any NIMS Insurer any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee and any NIMS Insurer, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and any NIMS Insurer all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and any NIMS Insurer. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

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

         Section 9.03 Master Servicer's Financial Statements and Related Information.

         For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, any NIMS Insurer, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to March 15 of each year, beginning March 15, 2005. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

         Section 9.04 Power to Act; Procedures.

         (a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any part of the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish to the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder and to allow each Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In no event shall the Master Servicer, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee on behalf of the Trust Fund, be deemed to be the agent of the Trustee.

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

         (b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Penalty Amount) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of
Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan, unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is reasonably foreseeable, (2) in the case of a waiver of a Prepayment Penalty Amount, (a) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty Amount and the related Mortgage Loan or (b) if the prepayment is not the result of a refinance by the Servicer or any of its affiliates and (i) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the related Servicer, reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty Amount and the related Mortgage Loan or (ii) the collection of the Prepayment Penalty Amount would be in violation of applicable law or (iii) the collection of such Prepayment Penalty Amount would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (3) the Master Servicer shall have provided or (if required by the applicable Servicing Agreement) caused to be provided to the Trustee and the NIMS Insurer an Opinion of Counsel addressed to the Trustee (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) to the effect that such modification, waiver or amendment would not result in an Adverse REMIC Event; provided, in no event shall an Opinion of Counsel be required for the waiver of a Prepayment Penalty Amount under clause (2) above.

         Section 9.05 Servicing Agreements Between the Master Servicer and Servicers; Enforcement of Servicers' Obligations .

         (a) Each Servicing Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include such actions taken or to be taken by a Servicer pursuant to a Servicing Agreement. Any fees, costs and expenses and other amounts payable to such Servicers shall be deducted from amounts remitted to the Master Servicer by the applicable Servicer (to the extent permitted by the applicable Servicing Agreement) and shall not be an obligation of the Trust, the Trustee or the Master Servicer.

         (b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause the Servicer to take such action.

         (c) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall use its reasonable best efforts to enforce the obligations of each Servicer under the related Servicing Agreement and shall, upon its obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance with the related Servicing Agreement, to the extent that the non-performance of any such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or Certificateholders, terminate the rights and obligations of such Servicer thereunder to the extent and in the manner permitted by the related Servicing Agreement and either act as servicer of the related Mortgage Loans or enter into a Servicing Agreement with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed, and then, to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement or (iii) from the Collection Account.

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

         Section 9.06 Collection of Taxes, Assessments and Similar Items.

         (a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an "Escrow Account") and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

         (b) Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

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

         Section 9.07 Termination of Servicing Agreements; Successor Servicers.

         (a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

         The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if such Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

         (b) If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of a Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

         (c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer's Certificate to such effect to the Master Servicer, the Trustee and the NIM Insurer.

         Section 9.08 Master Servicer Liable for Enforcement.

         Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, any NIMS Insurer and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders and any NIMS Insurer. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

         Section 9.09 No Contractual Relationship Between Any Servicer and Trustee or Depositor.

         Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee, any NIMS Insurer and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries. It is furthermore understood and agreed by the parties hereto that the obligations of any Servicer are set forth in their entirety in such Servicer's related Servicing Agreement and such Servicer has no obligations under and is not otherwise bound by the terms of this Agreement.

         Section 9.10 Assumption of Servicing Agreement by Securities Administrator.

         (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the Securities Administrator receives written notice from the Trustee pursuant to Section 6.14 or Section 9.28, as applicable, the Securities Administrator shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Securities Administrator, its designee or any successor master servicer appointed by the Securities Administrator shall be deemed to have assumed all of the Master Servicer's interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Securities Administrator and any NIMS Insurer, and hereby agrees to indemnify and hold harmless the Securities Administrator and any NIMS Insurer from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Securities Administrator or any NIMS Insurer as a result of such liability or obligations of the Master Servicer and in connection with the Securities Administrator's assumption (but not its performance, except to the extent that costs or liability of the Securities Administrator are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.

         (b) The Master Servicer that has been terminated shall, upon request of the Securities Administrator but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

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         Section 9.11 Due-on-Sale Clauses; Assumption Agreements.

         (a) To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, and to the extent that the Master Servicer has knowledge of the conveyance of a Mortgaged Property, the Master Servicer shall use its reasonable best efforts to cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         (b) The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be materially adversely affected thereby. Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

         Section 9.12 Release of Mortgage Files.

         (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan, (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, or
(iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, receipt by the Master Servicer of notification from the applicable Servicer that the Servicer reasonably expects that payment in full will be received promptly, the Master Servicer will, or will cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File. In lieu of sending a hard copy certification of a Servicing Officer, the Master Servicer may, or may cause the Servicer to, deliver the request for release in a mutually agreeable electronic format. To the extent that such a request, on its face, originates from a Servicing Officer, no signature shall be required. Upon receipt of such certification and request, the Trustee or the applicable Custodian, shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File. The Master Servicer is authorized, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

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         (b) From time to time and as appropriate for the servicing or foreclosure of, or other legal proceedings relating to, any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such pleadings, request for trustee's sale or other documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form annexed hereto as Exhibit C or in the form annexed to the applicable Custodial Agreement as Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless (i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

         Section 9.13 Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

         (a) The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee or the applicable Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, any NIMS Insurer, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

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         (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Securities Administrator in accordance with this Agreement.

         (c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

         (d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

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         Section 9.14 Representations and Warranties of the Master Servicer.

         (a) The Master Servicer hereby represents and warrants to the Depositor, any NIMS Insurer, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

         (i) it is validly existing and in good standing under the laws of the state of its incorporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

         (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

         (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

         (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

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         (vi)     no litigation is pending or, to the best of the Master
                  Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

         (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA- or FHLMC-approved seller/servicer;

         (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

         (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

         (x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with
                  Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

         (xi) the information about the Master Servicer under the heading "The Master Servicer" in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

         (b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Securities Administrator, the Trustee and any NIMS Insurer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Trustee, the Securities Administrator and any NIMS Insurer as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Trustee, the Securities Administrator and any NIMS Insurer, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

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         Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Trustee or any NIMS Insurer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

         (c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold each harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

         Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Trustee or any NIMS Insurer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

         Section 9.15 Closing Certificate and Opinion.

         On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee and any NIMS Insurer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

         Section 9.16 Standard Hazard and Flood Insurance Policies.

         For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

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         Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this
Section 9.16 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's or the Servicer's normal servicing procedures and Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

         Section 9.17 Presentment of Claims and Collection of Proceeds.

         The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 9.18 Maintenance of the Primary Mortgage Insurance Policies.

         (a) The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. To the extent that coverage is available, the Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except as required by a applicable law or in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

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         (b) The Master Servicer agrees, to the extent provided in each
Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

         Section 9.19 Trustee To Retain Possession of Certain Insurance Policies and Documents.

         The Trustee (or the Custodian on behalf of the Trustee) shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the applicable Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Trustee (or the applicable Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

         Section 9.20 Realization Upon Defaulted Mortgage Loans.

         The Master Servicer shall use its reasonable best efforts to, or to cause each Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement. Alternatively, the Master Servicer may take, or authorize any Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund and the Certificateholders and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. Neither the Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

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         Section 9.21 Compensation to the Master Servicer.

         The Master Servicer shall (i) be entitled, at its election, either (a) to pay itself the Master Servicing Fee, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the Collection Account the Master Servicing Fee to the extent permitted by Section 4.02(iv). The Master Servicer shall also be entitled, at its election, either
(a) to pay itself the Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 4.02 or (b) to withdraw from the Collection Account it maintains the Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

         Section 9.22 REO Property.

         (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to
Article X hereof.

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         (b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

         (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide written notice to the Securities Administrator upon such deposit) and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Deposit Date.

         Section 9.23 [Reserved]

         Section 9.24 Reports to the Trustee.

         (a) Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention:
Contract Finance, any NIMS Insurer and any Certificateholders (or by the Securities Administrator at the Master Servicer's expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement)).

         (b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to the Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

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         (c) All information, reports and statements prepared by the Master
Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicers without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

         (d) The Master Servicer shall provide the Securities Administrator with such information as the Securities Administrator may reasonably request in connection with its responsibilities under Section 10.01 hereof.

         Section 9.25 Annual Officer's Certificate as to Compliance.

         (a) The Master Servicer shall deliver to the Securities Administrator and any NIMS Insurer no later than five Business Days after the 15th of March of each calendar year, commencing in March 2005, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer's annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

         (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 9.26 Annual Independent Accountants' Servicing Report.

         If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Securities Administrator, any NIMS Insurer and the Depositor no later than five Business Days after the 15th of March of each calendar year, commencing in March 2005 to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

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         To the extent that the Master Servicer receives an Annual Independent
Accountants' Servicing Report from any Servicer, the Master Servicer shall forward a copy of such report to the Securities Administrator and the Trustee. If the report is not received from the Servicer, the Trustee may request that the Master Servicer contact the applicable Servicer to obtain such report. The Master Servicer will not be liable for the failure of a Servicer to provide such report.

         Section 9.27 Merger or Consolidation.

         Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

         Section 9.28 Resignation of Master Servicer.

         Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee and any NIMS Insurer. No such resignation shall become effective until the Securities Administrator shall have assumed, or a successor master servicer acceptable to any NIMS Insurer and the Securities Administrator shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee, the Securities Administrator and any NIMS Insurer.

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         Section 9.29 Assignment or Delegation of Duties by the Master Servicer.

         Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, any NIMS Insurer or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor, the Trustee, the Securities Administrator and any NIMS Insurer. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section
9.21 hereof, shall thereafter be payable to such successor master servicer.

         Section 9.30 Limitation on Liability of the Master Servicer and Others.

         (a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

         (b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

         (c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

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         The Master Servicer shall not be liable for any acts or omissions of any Servicer.

         Section 9.31 Indemnification; Third-Party Claims.

         The Master Servicer agrees to indemnify the Depositor, the Trustee, the Securities Administrator and any NIMS Insurer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trustee, the Securities Administrator or any NIMS Insurer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Trustee, the Securities Administrator and any NIMS Insurer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Trustee or any NIMS Insurer to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

         Section 9.32 Special Servicing of Delinquent Mortgage Loans.

         If permitted under the terms of the applicable Servicing Agreement, the Seller may appoint, pursuant to the terms of the applicable Servicing Agreement and with the written consent of the Depositor, the Master Servicer, the Trustee and the NIMS Insurer, a Special Servicer to special service any Distressed Mortgage Loans. Any applicable Termination Fee related to the termination of the related Servicer and the appointment of any Special Servicer shall be paid by the Seller. Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

         Section 9.33 Alternative Index.

         In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index, which in all cases shall be an index that constitutes a qualified rate on a regular interest under the REMIC Provisions, in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

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                                   ARTICLE X

                              REMIC ADMINISTRATION

         Section 10.01 REMIC Administration.

         (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

         (c) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Securities Administration Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by
Section 4.03(d) and this Section.

         (d) The Securities Administrator shall prepare, the Trustee shall sign and the Securities Administrator shall file all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative and any federal or state tax and information returns required to be filed by the Trust Fund. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

         (e) The Securities Administrator or its designee shall perform on behalf of the Trust Fund and each REMIC all reporting and other tax compliance duties that are the responsibility of the Trust Fund or such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

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         (f) The Trustee, the Securities Administrator, the Master Servicer and
the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Securities Administrator, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator, any NIMS Insurer and the Master Servicer have received an Opinion of Counsel addressed to the Trustee (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer, any NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator, the Master Servicer or any NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

         (h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

         (j) None of the Securities Administrator, the Trustee or the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         (k) On or before September 15 of each calendar year beginning in 2004, the Securities Administrator shall deliver to the Trustee and any NIMS Insurer an Officer's Certificate stating, without regard to any actions taken by any party other than the Securities Administrator, the Securities Administrator's compliance with provisions of this Section 10.01.

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         (l) [Reserved].

         (m) REMIC 1 shall consist of all of the assets of the Trust Fund (other than (i) the interests issued by the REMIC 1, (ii) the grantor trusts described in Section 10.01 hereof and (iii) the Cap Agreement, the Cap Agreement Account and the Basis Risk Reserve Fund). REMIC 1 shall issue the Class LT-A1 Interest, Class LT-A2A Interest, Class LT-A2B Interest, Class LT-A3 Interest, Class LT-A4 Interest, Class LT-M1 Interest, Class LT-M2 Interest, Class LT-P Interest and Class LT-X Interest which shall be designated as regular interests of such REMIC and shall issue the Class LT-R Interest that shall be designated as the sole class of residual interest in the REMIC 1. Each of the REMIC 1 Regular Interests shall have the characteristics set forth in the Preliminary Statement.

         The assets of the Upper Tier REMIC shall be the REMIC 1 Regular Interests. The REMIC 2 Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the interest rate on each REMIC 2 Regular Interest (other than the Uncertificated Class X Interest and the Class P Certificates) shall be subject to a cap equal to the Net Funds Cap.

         The beneficial ownership of the Class LT-R Interest and the Residual Interest shall be represented by the Class R Certificate. Neither Class LT-R Interest nor the Residual Interest shall have a principal balance or bear interest.

         (n) It is intended that the rights of each Class of LIBOR Certificates to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls shall be treated as a right in interest rate cap contracts written by the Class X Certificateholders in favor of the holders of each Class of the LIBOR Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the LIBOR Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the LIBOR Certificates receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, such amounts, to the extent not derived from payments received on the Cap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class X Certificates pro rata in payment of the amounts specified in Section 5.02(d)(iii) and then paid to the relevant Class of Certificates pursuant to the related interest cap agreement.

         (o) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class X Interest, the Cap Agreement, the Cap Agreement Account, the Basis Risk Reserve Fund and the obligation of the holders of the Class X Certificates to pay amounts of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the holders of the LIBOR Certificates shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class X Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of LIBOR Certificates as may be applicable under the Code.

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         (p) All Prepayment Penalty Amounts received with respect to the
Mortgage Loans shall be paid to the Class LT-P Interest but shall not reduce the principal amount of the Class LT-P Interest. All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans received with respect to the Mortgage Loans shall be paid to the REMIC 1 Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LT-R Interest. On each Distribution Date, an amount equal to 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the principal amounts of the REMIC 1 Marker Classes (with such amount allocated among the REMIC 1 Marker Classes so that each REMIC 1 Marker Class will have its principal reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that results in a reduction in the principal balance of its Corresponding Class of Certificates) and will be accrued and added to the principal balance of the Class LT-X Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans shall be allocated 50% to the Class LT-X Interest and 50% to the REMIC 1 Marker Classes (with principal payments allocated to each of the REMIC 1 Marker Classes in an amount equal to 50% of the principal amounts distributed to the Corresponding Class of Certificates in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the Overcollateralization Amount shall be treated as payable entirely to the Class LT-X Interest. Applied Loss Amounts that are allocated to the Certificates shall be applied to the REMIC 1 Marker Classes and the Class LT-X Interest so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the REMIC 1 Marker Classes is equal to 50% of the principal balance of the Corresponding Class of Certificates and (ii) the principal balance of the Class LT-X Interest is equal to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount. Each REMIC 1 Marker Class shall be entitled to receive an amount equal to 50% of all amounts distributed to the Corresponding Class of Certificates in respect of Deferred Amounts. The Class LT-X Interest shall be entitled to receive all other amounts distributed to the Certificates in respect of Deferred Amounts. If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the proviso of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the REMIC 1 Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the REMIC 1 Regular Interests on such Distribution Date) among the REMIC 1 Regular Interests so that (i) each of the REMIC 1 Marker Classes has a principal balance equal to 50% of the principal balance of the Corresponding Class of Certificates, (ii) the Class LT-X Interest has a principal balance equal to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount.

         Section 10.02 Prohibited Transactions and Activities.

         Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless the Trustee and any NIMS Insurer has received an Opinion of Counsel addressed to the Trustee (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

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         Section 10.03 Indemnification with Respect to Certain Taxes and Loss of
REMIC Status.

         In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee or the Securities Administrator, as applicable, of its duties and obligations set forth herein, the Trustee or the Securities Administrator, as applicable, shall indemnify any NIMS Insurer, the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that neither the Trustee nor the Securities Administrator shall be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the Class X Certificateholder, the Holder of such Residual Certificate or the Securities Administrator (with regard to the Trustee), as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator, as applicable, have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Securities Administrator, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates). In addition, neither the Trustee nor the Securities Administrator shall have any liability for the actions or failure to act of the other.

         Section 10.04 REO Property.

         (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as a "foreclosure" property within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee and any NIMS Insurer in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

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         (b) The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal tax upon such REMIC. If the Master Servicer has received such an extension, then the Trustee, or the Master Servicer, acting on its behalf hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Master Servicer or the applicable Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01 Binding Nature of Agreement; Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02 Entire Agreement.

         This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 11.03 Amendment.

         (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, and the Trustee, with the consent of any NIMS Insurer, and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions as evidenced by an Opinion of Counsel. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and any NIMS Insurer shall be provided with an Opinion of Counsel addressed to the Trustee and any NIMS Insurer (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

         (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of any NIMS Insurer, and with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and any NIMS Insurer receives an Opinion of Counsel addressed to the Trustee and any NIMS Insurer, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, any NIMS Insurer and to the Rating Agencies.

         (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

         Section 11.04 Voting Rights.

         Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

         Section 11.05 Provision of Information.

         (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Securities Administrator agree to cooperate with each other to provide to any Certificateholders, any NIM Security holder and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

         (b) The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

         Section 11.06 Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07 Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this
Section 11.07): received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 7th Floor, New York, New York 10019,
Attention: Mark Zusy, (b) in the case of the Securities Administrator, Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (SARM 2004-7) or for purposes of presentment of Certificates for transfer, exchange and/or payment, the Securities Administrator's Corporate Trust Office, (c) in the case of the Certificate Registrar, its Corporate Trust Office, (d) in the case of the Trustee, HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018,
Attention: Issuer Services and (e) in the case of the Master Servicer, Aurora Loan Services Inc., 2530 South Parker Road, Suite 601, Aurora, Colorado 80014;
Attention: Master Servicing or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         Section 11.08 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09 Indulgences; No Waivers.

         Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10 Headings Not To Affect Interpretation.

         The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 11.11 Benefits of Agreement.

         The Depositor shall promptly notify each Custodian and the Trustee in writing of the issuance of any Class of NIMS Securities issued by a NIMS Insurer and the identity of such NIMS Insurer. Thereafter, any NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be subject to and have the right to enforce the provisions of this Agreement so long as the NIMS Securities remaining outstanding or any NIMS Insurer is owed amounts in respect of its guarantee of payment of such NIMS Securities. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates and any NIMS Insurer, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in
Section 11.15.

         Section 11.12 Special Notices to the Rating Agencies and any NIMS Insurer.

         (a) The Depositor shall give prompt notice to the Rating Agencies and any NIMS Insurer of the occurrence of any of the following events of which it has notice:

         (i)      any amendment to this Agreement pursuant to Section 11.03;

         (ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

         (iii)    the occurrence of any Event of Default described in Section
                  6.14;

         (iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

         (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14;

         (vi)     the making of a final payment pursuant to Section 7.02; and

         (vii) any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         If to S&P, to:

         Standard & Poor's Ratings Services
         55 Water Street
         New York, New York 10041
         Attention:  Residential Mortgages

         (c) The Securities Administrator shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator.

         Section 11.13 Conflicts.

         To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern, unless such provisions shall adversely affect the Trustee or the Trust Fund.

         Section 11.14 Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.15 Transfer of Servicing.

         The Seller agrees that it shall provide written notice to the Master Servicer, the Securities Administrator, any NIMS Insurer and the Trustee thirty days prior to any proposed transfer or assignment by such Seller of its rights under the Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided that the Seller shall not be required to provide prior notice of (i) any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (ii) any assignment of any Servicing rights from one Seller to the other Seller. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under the Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

         (i) satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of any NIMS Insurer and the Master Servicer to such transfer;

         (ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

         (iii) Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination;

         (iv) Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

         (v) If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

         (vi) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the Servicing Agreement.

         IN WITNESS WHEREOF, the Depositor, the Securities Administrator, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                       STRUCTURED ASSET SECURITIES
                                            CORPORATION, as Depositor


                                       By:
                                            ------------------------------------
                                            Name:  Michael C. Hitzmann
                                            Title: Vice President

     HSBC BANK USA, not in its individual capacity, but solely as Trustee

                                       By:
                                            ------------------------------------
                                            Name:  Wendy Zhang
                                            Title: Assistant Vice President

     WELLS FARGO BANK, NATIONAL ASSOCIATION,

     as Securities Administrator

                                       By:
                                            ------------------------------------
                                            Name:  Sandra Whalen
                                            Title: Vice President


                                       AURORA LOAN SERVICES INC.,
                                            as Master Servicer


                                       By:
                                            ------------------------------------
                                            Name:  E. Todd Whittemore
                                            Title: Executive Vice President

Solely for purposes of Section 11.14, accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:
     ----------------------------------
     Name:  Stanley P. Labanowski
     Title: Senior Vice President

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                          FORM OF INITIAL CERTIFICATION




                                                               ----------------
                                                                     Date
HSBC Bank USA
425 Fifth Avenue
New York, New York 10018

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services Inc.
2530 South Parker Road, Suite 601
Aurora, Colorado 80014

In the case of a NIMS Insurer:
[[Radian Insurance, Inc.
1601 Market Street
Philadelphia, Pennsylvania  19103]]

         Re: Trust Agreement (the "Trust Agreement"), dated as of May 1, 2004 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank, National Association, as Securities Administrator, and HSBC Bank USA, as Trustee, with respect to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-7
                  --------------------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that it (or its custodian) has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.







                                     B-1-1

                                       [Custodian], on behalf of
                                       HSBC Bank USA,
                                       as Trustee



                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                      B-1-2

                                   EXHIBIT B-2

FORM OF INTERIM CERTIFICATION


                                                               ----------------
                                                                     Date
                                                                 HSBC Bank USA
425 Fifth Avenue
New York, New York 10018

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services Inc.
2530 South Parker Road, Suite 601
Aurora, Colorado 80014

In the case of a NIMS Insurer:
[[Radian Insurance, Inc.
1601 Market Street
Philadelphia, Pennsylvania  19103]]

         Re: Trust Agreement (the "Trust Agreement"), dated as of May 1, 2004 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank, National Association, as Securities Administrator, and HSBC Bank USA, as Trustee, with respect to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-7
                  --------------------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).


                                     B-2-1

                                       [Custodian], on behalf of
                                       HSBC Bank USA,
                                       as Trustee

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:





                                     B-2-2

                                   EXHIBIT B-3

                           FORM OF FINAL CERTIFICATION



                                                               ----------------
                                                                     Date
HSBC Bank USA
425 Fifth Avenue
New York, New York 10018

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services Inc.
2530 South Parker Road, Suite 601
Aurora, Colorado 80014

In the case of a NIMS Insurer:
[[Radian Insurance, Inc.
1601 Market Street
Philadelphia, Pennsylvania  19103]]

         Re: Trust Agreement (the "Trust Agreement"), dated as of May 1, 2004 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank, National Association, as Securities Administrator, and HSBC Bank USA, as Trustee, with respect to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-7
                  --------------------------------------------------------------


Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.


                                     B-3-1

                                       [Custodian], on behalf of
                                       HSBC Bank USA,
                                       as Trustee

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:




                                     B-3-2

                                   EXHIBIT B-4

                               FORM OF ENDORSEMENT

         Pay to the order of HSBC Bank USA, as trustee (the "Trustee") under the Trust Agreement dated as of May 1, 2004, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank, National Association, as Securities Administrator, and the Trustee relating to Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-7, without recourse.






                                       -----------------------------------------
                                       [current signatory on note]


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                     B-4-1

\
                                    EXHIBIT C

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT



                                                               ----------------
                                                                     Date

[Addressed to Trustee
or, if applicable, custodian]



         In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of May 1, 2004 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank, National Association, as Securities Administrator, and you, as Trustee (the "Trust Agreement"), the undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

         2. The Mortgage Loan is being foreclosed.

         3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

         4. Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

         5. Other. (Describe)

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                            ------------------------------------
                                                 [Name of Master Servicer]



                                            By:
                                            ------------------------------------
                                                 Name:
                                                 Title: Servicing Officer

                                   EXHIBIT D-1

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)



STATE OF                            )
                                    ) ss.:
COUNTY OF                           )

         [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1.       That he [she] is [title of officer] ________________________
                  of [name of Purchaser]
                  _________________________________________ (the "Purchaser"), a
                  _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2.       That the Purchaser's Taxpayer Identification Number is [ ].

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code or substantially similar rules under state, local or federal law ("Similar Law"), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan to acquire a Residual Certificate.


                                     D-1-1

         5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, HSBC Bank USA, as Trustee, Wells Fargo Bank, National Association, as Securities Administrator and Aurora Loan Services Inc., as Master Servicer, dated as of March 1, 2004, no transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Trustee have received a certificate from such transferee containing the representations in paragraphs 3, 4 and 5 hereof.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 6 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

                                     D-1-2

         10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);
                  (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source;
                  (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust or; (vi) and, to the extent provided in Treasury regulations, certain trusts in existence prior to August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

         11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         12. That the Purchaser consents to the designation of the Securities Administrator as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust Agreement.

         Terms used in this transfer affidavit which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.


                                     D-1-3

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.


                                            ------------------------------------
                                                     [name of Purchaser]



                                            By:
                                            ------------------------------------
                                                 Name:
                                                 Title:



         Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.



                                     D-1-4

                                   EXHIBIT D-2

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


                                                                ----------------
                                                                      Date





         Re: Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-4

         _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                            Very truly yours,


                                               ---------------------------------
                                               Name:
                                               Title:



                                     D-2-1

                                    EXHIBIT E

                              SERVICING AGREEMENTS

                         See Exhibits 99.2 through 99.4

                                    EXHIBIT F

                     FORM OF RULE 144A TRANSFER CERTIFICATE


         Re: Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates Series 2004-7
                  ---------------------------------------------------------

         Reference is hereby made to the Trust Agreement (the "Trust Agreement"), dated as of May 1, 2004 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer Wells Fargo Bank, National Association, as Securities Administrator, and HSBC Bank USA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

         This letter relates to $_________ initial Certificate Principal Amount of Class Certificates which are held in the form of Definitive Certificates registered in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

         In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         This certificate and the statements contained herein are made for the benefit of the Trustee, the Securities Administrator, the Placement Agent and the Depositor.

                                            ------------------------------------
                                            [Name of Transferor]

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Dated: ___________, ____

                                    EXHIBIT G

                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR


                                                                ---------------
                                                                      Date


Dear Sirs:


         In connection with our proposed purchase of $______________ principal amount of Structured Adjustable Rate Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-7 (the "Privately Offered Certificates") of Structured Asset Securities Corporation (the "Depositor") which are held in the form of Definitive Certificates, we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement (the "Trust Agreement"), dated as of May 1, 2004 among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank, National Association, as Securities Administrator and HSBC Bank USA, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee, the Certificate Registrar and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code, Similar Law and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

         You and the Depositor, the Securities Administrator and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            ------------------------------------
                                                   [Purchaser]


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT H

                        FORM OF ERISA TRANSFER AFFIDAVIT







STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the ______________________ of (the "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

         2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended or substantially similar rules under state, local or other federal law, the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan; or
(y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60.

         3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank, National Association and HSBC Bank USA, as Trustee, dated as of March 1, 2004, no transfer of the ERISA-Restricted Certificates (other than the Class R Certificate) shall be permitted to be made to any person unless the Depositor, the Certificate Registrar and Trustee have received an affidavit from such transferee in the form hereof or an opinion of counsel as provided herein.


         4. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Trust Agreement.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.

                                            ------------------------------------
                                            [Investor]


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

ATTEST:



_____________________________

STATE OF                                    )
                                            )  ss:
COUNTY OF                                   )

         Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.


         Subscribed and sworn before me this _____ day of _________ 20___.


                                            ------------------------------------
                                            NOTARY PUBLIC


                                            My commission expires the
                                            ________ day of ____________, 20___.

                                    EXHIBIT I

                            MONTHLY REMITTANCE ADVICE



                             [INTENTIONALLY OMITTED]

                                    EXHIBIT J

                      MONTHLY ELECTRONIC DATA TRANSMISSION



                             [INTENTIONALLY OMITTED]

                                    EXHIBIT K

                               CUSTODIAL AGREEMENT

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT L-1

                                   [RESERVED]




















                                     L-1-1

                                   EXHIBIT L-2

                                   [RESERVED]















                                     L-2-1

                                    EXHIBIT M


                     FORM OF CERTIFICATION TO BE PROVIDED TO
              THE DEPOSITOR AND THE MASTER SERVICER BY THE TRUSTEE

Structured Asset Securities Corporation
745 7th Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services Inc.
2530 South Parker Road, Suite 601
Aurora, Colorado 80014

Re:      Structured Adjustable Rate Mortgage Loan Trust,
         Mortgage Pass-Through Certificates, Series 2004-7

I, [[Identify the certifying individual]], a [[title]] of Wells Fargo Bank, National Association, as Securities Administrator, hereby certify to Aurora Loan Services, Inc., as master servicer (the "Master Servicer"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (i) I have reviewed the annual report on Form 10-K for the fiscal year [[ ]], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above referenced trust;

         (ii) Based on my knowledge, the information in these distribution reports prepared by the Securities Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

         (iii) Based on my knowledge, the distribution information required to be provided by Securities Administrator under the Trust Agreement is included in these reports.


Date:

                                       Wells Fargo Bank, National Association,
                                       as Securities  Administrator

                                       By:
                                                --------------------------------
                                       Name:
                                                --------------------------------
                                       Title:
                                                --------------------------------

                                    EXHIBIT N

                              FORM OF CAP AGREEMENT


                             [INTENTIONALLY OMITTED]

                                   SCHEDULE A


                             MORTGAGE LOAN SCHEDULE


                             [INTENTIONALLY OMITTED]







                                    Sch. A-1

                                   SCHEDULE B


                         EMPLOYEE MORTGAGE LOAN SCHEDULE




                             [INTENTIONALLY OMITTED]








                                    Sch. B-1